TABLE OF CONTENTS

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RECITALS                                                                                                                                         1

SECURED INDEBTEDNESS                                                                                                           1

GRANTING CLAUSES                                                                                                                    2

HABENDUM                                                                                                                                      6

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS                                                        25

            2.         Representations                                                                                                            25

            3.         Affirmative Covenants                                                                                                  29

            4.         Negative Covenants                                                                                                     32

            5.         Insurance                                                                                                                      33

            6.         Condemnation and Insurance Proceeds                                                                        37

            7.         Impositions, Liens and Other Items                                                                               40

            8.         Funds for Taxes and Insurance                                                                                     42

            9.         License to Collect Rents                                                                                               43

            10.       Security Agreement                                                                                                      44

            11.       Transfers, Indebtedness and Subordinate Liens                                                              44

            12.       Maintenance of Mortgaged Property; Alterations; Inspection; Utilities                            47

            13.       Legal Compliance                                                                                                         49

            14.       Books and Records, Financial Statements, Reports and Other Information                    50

            15.       Compliance with Leases and Agreements                                                                       51

            16.       Borrower's Existence; Organization and Authority                                                         56

            17.       Protection of Security; Costs and Expenses                                                                   57

            18.       Management of the Mortgaged Property                                                                        58

ARTICLE III
REMEDIES                                                                                                                                            58

            19.       Lender's Right to Perform                                                                                               58

            20.       Remedies                                                                                                                        59

            21.       Application of Proceeds                                                                                                  64

ARTICLE IV
MISCELLANEOUS                                                                                                                              64

            22.       CERTAIN WAIVERS                                                                                                 64

            23.       Notice of Certain Occurrences                                                                                        65

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            24.       Taxation                                                                                                                         65

            25.       Notices                                                                                                                          65

            26.       No Oral Modification                                                                                                    66

            27.       Partial Invalidity                                                                                                              67

            28.       Successors and Assigns                                                                                                 67

            29.       Governing Law                                                                                                              67

            30.       No Waiver                                                                                                                    67

            31.       Non-Recourse Obligations                                                                                           68

            32.       Further Assurances                                                                                                       69

            33.       Estoppel Certificates                                                                                                     69

            34.       Indemnification by Borrower                                                                                         69

            35.       Release of Property                                                                                                       71

            36.       Environmental Matters                                                                                                    72

            37.       Counterparts                                                                                                                    73

            38.       Merger, Conversion, Consolidation or Succession to Business of Lender                         74

            39.       No Endorsement                                                                                                               74

            40.       Liability of Assignees of Lender                                                                                        74

            41.       Reserves                                                                                                                           74

ARTICLE V
DEFEASANCE AND DEFEASANCE COLLATERAL                                                                         77

            42.       Defeasance                                                                                                                        77

ARTICLE VI
ILLINOIS PROVISIONS                                                                                                                       80

            43.       Illinois Provisions                                                                                                               80

ARTICLE VII
SECURITIZATION AND PARTICIPATION                                                                                         84

            44.       Sale of Note and Securitization                                                                                          84

            45.       Cooperation with Rating Agencies                                                                                      85

            46.       Securitization Financial Statements                                                                                      86

            47.       Securitization Indemnification                                                                                              86

            48.       Retention of Servicer                                                                                                           88

            49.       Assignments and Participations                                                                                            89

            50.       Rating Agency Monitoring                                                                                                   91

EXHIBIT A Legal Description

EXHIBIT B Form of Subordination, Nondisturbance and Attornment Agreement

                                                                                                                                                           Page

EXHIBIT C Operating Agreements

EXHIBIT D Primary Tenants

EXHIBIT E Form of Assignment and Acceptance

EXHIBIT F Form of Tenant Estoppel Certificate

SCHEDULE 1 - Outstanding Tenant Improvement and Leasing Commissions

SCHEDULE 2 - Deferred Maintenance and Replacement Items

INDENTURE OF MORTGAGE, SECURITY AGREEMENT,

FINANCING STATEMENT, FIXTURE FILING AND

ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS

INDENTURE OF MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS (herein, together with all amendments and supplements thereto, this "Mortgage"), dated as of June 22, 2001, is made by PARKWAY 233 NORTH MICHIGAN, LLC, a Delaware limited liability company (the "Borrower"), having an address at c/o Parkway Properties, LP, One Jackson Place, 188 East Capitol Street, Suite 1000, Jackson, Mississippi 39201-2195, to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 31 West 52nd Street, 17th Floor, New York, New York 10019 together with its successors and assigns, "Lender").

RECITALS

WHEREAS, Borrower is the record owner of a fee simple estate in the land (the "Land") described in Exhibit A attached hereto and made a part hereof; and

WHEREAS, pursuant to that certain Promissory Note, dated as of the date hereof, (together with all extensions, renewals, modifications, consolidations, substitutions, replacements and restatements thereof, the "Note"), Lender is making a loan to Borrower on the date hereof in the principal sum of One Hundred Six Million Dollars ($106,000,000) (the "Loan"), which Loan is secured by, among other things, this Mortgage;

WHEREAS, Borrower intends these Recitals to be a material part of this Mortgage.

SECURED INDEBTEDNESS

NOW, THEREFORE, in consideration of the Loan to Borrower evidenced by the Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby agrees as follows:

TO SECURE:

            payment and performance of all covenants, conditions, liabilities and obligations of Borrower to Lender contained in, and payment of the indebtedness evidenced by, the Note plus all interest payable thereunder; and
            payment and performance of all covenants, conditions, liabilities and obligations contained in this Mortgage and any extensions, renewals or modifications hereof; and
            payment and performance of all covenants, conditions, liabilities and obligations of Borrower contained in the Assignment of Leases, Rents and Security Deposits, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Assignment of Leases"), between Borrower, as assignor, and Lender, as assignee and the Cash Collateral Account, Security, Pledge, Assignment and Control Agreement, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Cash Collateral Agreement"), among Borrower, as pledgor, Chase Manhattan Bank, as securities intermediary, and Lender, as pledgee; and
            payment and performance of all covenants, conditions, liabilities and obligations of Borrower contained in each of the other Loan Documents (as defined below); and
            without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by Lender and payable by Borrower pursuant to the Note, this Mortgage or such other Loan Documents, even if the aggregate amount of the monetary obligation outstanding at any one time exceeds the face amount of the Note (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i) through (iv) above and this clause (v), collectively, the "Indebtedness"); and
            payment of the Indebtedness together with the payment and performance of all other covenants, conditions, liabilities and obligations described and set forth in clauses (i) through (v) above and in this clause (vi), collectively, the " Obligations."

GRANTING CLAUSES

NOW, THEREFORE, THIS MORTGAGE WITNESSETH: that Borrower, in consideration of the premises, the Indebtedness evidenced by the Note, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, alienated, released, confirmed, conveyed, pledged and assigned and (b) by these presents does hereby irrevocably grant and create a first priority Lien (as defined below), subject to the Permitted Encumbrances and the provisions hereof and of the other Loan Documents, on and mortgage in, and does hereby MORTGAGE, WARRANT, GRANT A SECURITY INTEREST IN, GRANT, BARGAIN, SELL, ALIENATE, RELEASE, CONFIRM, CONVEY, PLEDGE, ASSIGN, TRANSFER WITH MORTGAGE COVENANTS AND SET OVER to Lender and its successors and assigns forever, all its estate, right, title and interest now owned or hereafter acquired in, to and under any and all the property (collectively, the "Mortgaged Property") described in the following Granting Clauses:

        the Land;
        all additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;
        all of Borrower's right, title and interest in and to the buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on the Land (the "Improvements");
        all of Borrower's right, title and interest, if any, in and to (i) all streets, avenues, roads, alleys, passages, places, sidewalks, strips and gores of land and ways, existing or proposed, public or private, adjacent to the Land, and all reversionary rights with respect to the vacation of said streets, avenues, roads, alleys, passages, places, sidewalks and ways in the land lying thereunder, (ii) all air, lateral support, drainage, oil, gas and mineral rights, options to purchase or lease, waters, water courses and riparian rights now or hereafter pertaining to or used in connection with the Land and/or Improvements, (iii) all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances and property now or hereafter belonging or in any way appertaining to the Land, and (iv) all estate, right, title, claim or demand whatsoever, either at law or in equity, in possession or expectancy, of, in and to the Land (collectively, the "Appurtenances");
        all of Borrower's right, title and interest in and to all of the machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever, and all additions to and renewals and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Land, or any part thereof, and used in connection with the use, ownership, management, maintenance, enjoyment or operation of the Land in any present or future occupancy or use thereof and now owned or leased or hereafter owned or leased (to the extent permitted by the applicable Lease) by Borrower including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power equipment boilers, dynamos, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air conditioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, furnishings (other than equipment and personal property of tenants of the Land or the Improvements, or any part thereof) (hereinafter collectively called "Building Equipment"), and Borrower agrees to execute and deliver, from time to time, such further instruments (including, without limitation, any financing statements under the Uniform Commercial Code of the applicable State in which the Property is located (the "UCC")) as may be reasonably requested by Lender to confirm the lien of this Mortgage on any Building Equipment or any Intangible;

        All such right, title and interest of Borrower in and to each of the parcels of the Land, Borrower's interest in and to the Improvements and Building Equipment located thereon and such other property with respect thereto described in the foregoing Granting Clauses is herein called the "Property."

        all of Borrower's right, title and interest as lessor or licensor, as the case may be, in, to and under all leases, subleases, space leases, underlettings, concession agreements and licenses of the Property or any part thereof, now existing or hereafter entered into by Borrower including, without limitation, any cash and securities deposited thereunder (collectively, the "Leases"), the grant of such cash and securities hereunder being expressly subject to the provisions of the applicable Leases, and all of Borrower's right, title and interest, subject to the provisions of Section 9, in the right to receive and collect the revenues, income, rents, issues, profits, royalties and other benefits payable under any of the Leases or otherwise arising from the use or enjoyment of all or any portion of the Property (collectively, the "Rents");
        subject to the provisions of Section 6 hereof, all of Borrower's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments hereafter made to Borrower for the taking, whether permanent or temporary, by condemnation, eminent domain, or for any conveyance made in lieu of such taking, of the whole or any part of the Property, including, without limitation, all proceeds, judgments, claims, compensation awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Property, whether direct or consequential, which awards and payments are hereby assigned to Lender, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness in such order as Lender may determine in accordance with the provisions of this Mortgage without regard to the adequacy of Lender's security hereunder and notwithstanding the fact that the amount thereof may not then be due and payable, and toward the payment of reasonable counsel fees, costs and disbursements incurred by Lender in connection with the collection of such awards or payments; and Borrower hereby agrees, upon request, to make, execute and deliver any and all further assignments and other instruments sufficient for the purpose of confirming this assignment of said proceeds, judgments, claims, compensation awards or payments to Lender, free, clear and discharged of any encumbrances of any kind or nature whatsoever other than the Permitted Encumbrances;
        subject to the provisions of Section 6 hereof, all of Borrower's right, title and interest in and to all unearned premiums paid under insurance policies now or hereafter obtained by Borrower to the extent the same insure the Property and any other insurance policies required to be maintained pursuant to Section 5 hereof to the extent the same insure the Property including, without limitation, liability insurance policies and Borrower's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of the Mortgaged Property, or any part thereof, into cash or liquidated claims including, without limitation, proceeds of casualty insurance, title insurance (other than liability insurance) or any other insurance maintained on or with respect to the Property;
        all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and Appurtenances to, the Property, hereafter acquired by or released to Borrower or constructed, assembled or placed by Borrower on the Property, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, to the extent permitted by law, without any further mortgage, conveyance, assignment or other act by Borrower, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Borrower and specifically described herein;
        all of Borrower's right, title and interest in, to and under, to the extent the same may be encumbered or assigned by Borrower pursuant to the terms thereof without occurrence of a breach or default thereunder or a violation under applicable law, and without impairment of the validity or enforceability thereof, (i) any Operating Agreements (as defined below) and all contracts and agreements relating to the Property (other than the Leases), and other documents, books and records related to the ownership and operation of the Property; (ii) to the extent permitted by law, all consents, licenses (including, to the extent permitted by law, any licenses held by Borrower permitting the sale of liquor at any of the Property the transfer and/or assignment of which is permitted by law without filing or other qualification), warranties, guaranties, building permits and government approvals relating to or required for the construction, completion, occupancy and operation of the Property; (iii) all plans and specifications for the construction of the Improvements, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; (iv) all such other contracts and agreements (other than the Leases) from time to time executed by Borrower relating to the ownership, leasing, construction, maintenance, operation, occupancy or sale of the Property, together with all and rights of Borrower to compel performance of the terms of such contracts and agreements; and (v) subject to the terms of the Cash Collateral Agreement, the Accounts (as defined below) and any funds in such Accounts from time to time (it being understood that at such time as Lender shall withdraw or Lender shall cause to be disbursed any amounts from any Accounts in accordance with the provisions of the Cash Collateral Agreement, the same shall cease to constitute part of the Mortgaged Property);

(K) to the extent the same may be encumbered or assigned by Borrower pursuant to the terms thereof and to the extent permitted by law, all of Borrower's right, title and interest in, to and under escrows, documents, instruments, and general intangibles, as the foregoing terms are defined in the UCC, in any case which now or hereafter relate to, are derived from, or are used in connection with the Property, and all contract rights, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or used in connection with the Property or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the property described in the foregoing paragraphs (F) (G), (H), (I), (J) and this paragraph (K) the "Intangibles"); and

(L) all of Borrower's right, title and interest in all proceeds, both cash and noncash, of the foregoing which may be sold or otherwise be disposed of pursuant to the terms hereof.

HABENDUM

TO HAVE AND TO HOLD THE MORTGAGED PROPERTY hereby conveyed, or mentioned and intended so to be, whether now owned or held or hereafter acquired, subject only to the Permitted Encumbrances, unto Lender, its successors and assigns, forever, upon the terms and conditions set forth herein and to secure the performance of, and compliance with, the obligations, covenants and conditions of this Mortgage and the other Loan Documents all as herein set forth.

  ARTICLE

  DEFINITIONS

  1. Definitions.

      Wherever used in this Mortgage, the following terms, and the singular and plural thereof, shall have the following meanings. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note:

      10b-5 Opinion: Shall have the meaning provided in Section 44(b).

      Accounts: Shall mean, collectively, the Operating Account, the Debt Service Escrow Sub-Account, the Operating Expense Sub-Account, the Mortgage Escrow Sub-Account, the Replacement Reserve Sub-Account, the TI and Leasing Reserve Sub-Account, the Tenant Specific Leasing Reserve Sub-Account and the Security Deposit Sub-Account and any and all of Borrower's other accounts, general intangibles, chattel paper, cash or monies, wherever located, whether in the form of cash or checks, and all cash equivalents including all deposits and certificates of deposit, instruments, whether negotiable or non-negotiable, debt notes both certificated and uncertificated, repurchase obligations for underlying notes of the types described herein, and commercial paper (it being agreed that all of the foregoing must at all times qualify as Permitted Investments (as defined in the Cash Collateral Agreement)), (a) received in connection with the sale or other disposition of the Property, (b) maintained by Borrower in a segregated account in trust for the benefit of Lender, or (c) held by Lender, but not any account maintained by Borrower or an Affiliate of Borrower or cash or cash equivalents that have been disbursed to Borrower in accordance with the Cash Collateral Agreement.

      Additional Advance: Shall have the meaning provided in the Recitals.

      Affiliate: Shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

      Alteration: Shall have the meaning provided in Section 12(c).

      Anticipated Repayment Date: Shall have the meaning provided in the Note.

      Approved Banks: Shall mean banks or other financial institutions which have a minimum long-term unsecured debt rating of at least "AA" by each of the Rating Agencies, or if any such bank or other financial institution is not rated by all the Rating Agencies, then a minimum long-term rating of at least "AA" or its equivalent by two of the Rating Agencies.

      Appurtenances: Shall have the meaning provided in Granting Clause (D).

      Assignee: Shall have the meaning provided in Section 40.

      Assignment and Acceptance: Shall mean an assignment and acceptance entered into by Lender and an assignee, and accepted by Lender in accordance with Section 49 and in substantially the form of Exhibit F or such other form used by Lender in connection with the participation or syndication of mortgage loans at the time of such assignment.

      Assignment of Leases: Shall have the meaning provided in the Secured Indebtedness paragraphs above.

      Bankruptcy Code: Shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

      Borrower: Shall have the meaning provided in the Recitals.

      Borrower's Account: Shall have the meaning provided in the Cash Collateral Agreement.

      Building Equipment: Shall have the meaning provided in Granting Clause (E).

      Business Day: Shall mean any day except a Saturday, a Sunday or any other day on which commercial banks in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

      Cash: Shall mean coin or currency of the government of the United States of America.

      Cash and Cash Equivalents: Shall mean any or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

      Cash Collateral Agreement: Shall have the meaning provided in the Secured Indebtedness paragraphs above.

      Cash Management Period: Shall have the meaning provided in the Cash Collateral Agreement.

      Casualty Amount: Shall have the meaning provided in Section 6(b).

      Clean Borrower Estoppel Certificate: Shall have the meaning provided in Section 3(f).

      Closing Date: Shall mean the date the Loan and the transactions contemplated hereby are consummated.

      Code: Shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, and any temporary or final regulations promulgated thereunder.

      Cut-Off-Date: Shall have the meaning provided in Section 6(c).

      DBS: Shall have the meaning provided in Section 47(b).

      DBS Group: Shall have the meaning provided in Section 47(b).

      Debt: Shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

      Debt Service: Shall mean the amount of interest and principal, if any, due and payable in accordance with the Note during any applicable period.

      Debt Service Escrow Sub-Account: Shall have the meaning provided in the Cash Collateral Agreement.

      Deemed Deliveries: Shall have the meaning provided in Section 3(f).

      Default: Shall mean the occurrence or existence of any event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

      Default Rate: Shall have the meaning provided in the Note.

      Defeasance: Shall have the meaning provided in Section 42(b).

      Defeasance Collateral: Shall mean Defeasance Eligible Investments pledged to Lender as collateral pursuant to Section 42 (including, without limitation, all amounts then on deposit in the Defeasance Collateral Account).

      Defeasance Collateral Account: Shall have the meaning provided in Section 42(e).

      Defeasance Collateral Requirement: Shall mean with respect to a Defeasance of the Lien of this Mortgage, Defeasance Collateral in an amount sufficient to pay all principal indebtedness outstanding as of the date of Defeasance under the Note as it becomes due and sufficient to pay scheduled interest payments on the Loan, as the same become due, through the Anticipated Repayment Date, in the case of Defeasance prior thereto, or through the Maturity Date, in the case of Defeasance occurring after the Anticipated Repayment Date .

      Defeasance Eligible Investments: Shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause Lender to be an "investment company" under the Investment Company Act of 1940, as amended, as evidenced by an Opinion of Counsel reasonably acceptable to Lender, and which qualify under  1.860G-2(a)(8) of the Treasury regulations. All such obligations or securities shall mature or be redeemable, or provide for payments of interest thereon, sufficient to yield cash in amounts required to make all scheduled payments of principal and interest, on or prior to the Business Day preceding the date such amounts are scheduled to be paid under the Note.

      Defeasance Note: Shall have the meaning provided in Section 42(a).

      Defeasance Security Agreement: Shall have the meaning provided in Section 42(a).

      Direct Beneficial Owner: Shall mean such Persons who own any direct ownership interest in Borrower.

      Disclosure Document: Shall have the meaning provided in Section 47(a).

      Environmental Certificate: Shall have the meaning provided in Section 36(b).

      Environmental Claim: Shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Substances from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law, relating to the Property.

      Environmental Event: Shall have the meaning provided in Section 36(b).

      Environmental Laws: Shall mean all present or future federal, state and local laws, statutes, rules, ordinances, and regulations relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation laws, statutes, rules, ordinances and regulations relating to emissions, discharges, releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C.  7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., as the same may be hereafter amended or modified.

      ERISA: Shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

      Estoppel Indemnity Obligations: Shall have the meaning provided in Section 3(f).

      Events of Default: Shall mean the occurrence of any of the following, each of which shall constitute an Event of Default under this Mortgage and the other Loan Documents:

      (i) failure to make any payment of interest or principal on the Note within five (5) days following the date when such payment was due, or (ii) failure to pay the principal balance of the Note when due; or
      failure to pay any other amount payable pursuant to this Mortgage or the Note when due and payable in accordance with the provisions hereof, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower; or
      (i) failure to keep in force the insurance required by Section 5 of this Mortgage, or (ii) failure to comply with any other covenants set forth in Section 5 with such failure in this clause (ii) continuing for five (5) Business Days after Lender delivers written notice thereof to Borrower; or
      any default under the terms of Section 7(b) (subject to the terms of Section 7(c)) beyond any applicable time periods set forth therein, with such default continuing for five (5) days after Lender delivers written notice thereof to Borrower, or the incurrence of any Debt in violation of Section 11(b) of this Mortgage or the occurrence of any Transfer in violation of Section 11 (but subject to the terms of Section 11(c)) of this Mortgage; or
      except as expressly permitted herein, any purported assignment by Borrower of its rights under this Mortgage; or
      any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement of Borrower contained herein or in any other Loan Document (other than a covenant, representation or agreement, a default in the performance or payment of or the breach of which is specifically addressed elsewhere in this definition), which default is not cured within thirty (30) Business Days after receipt by Borrower of notice from Lender in writing of such breach. If cure of such default (a) would require performance of an Obligation other than payment of Indebtedness by Borrower and (b) cannot be effected within said thirty (30) Business Day period despite Borrower's diligence in prosecuting such cure, then, provided Borrower commences to cure within said thirty (30) Business Day period and diligently prosecutes said cure to completion, subject only to Excusable Delays, the cure period provided hereunder shall be extended to such time as may be reasonably necessary to cure the default; provided, however, that such extended period shall in no event exceed one hundred and twenty (120) days plus time permitted for Excusable Delays; and provided, further, that Borrower shall provide Lender with a written report and evidence of the progress of Borrower's cure efforts ninety (90) days after commencement of such one hundred and twenty (120) day cure period. Notwithstanding the foregoing sentence, the cure period provided hereunder may be extended for one additional one hundred and twenty (120) day period, if and only if (x) such default involves breach of a covenant (as distinct from a representation) and cure of such default would require physical construction or remedial work, and (y) such cure cannot with diligence be completed within the initial one hundred and twenty (120) day period. Borrower shall provide Lender with an additional written report and evidence of the progress of Borrower's cure efforts ninety (90) days after commencement of such additional one hundred and twenty (120) day cure period; or
      the entry by a court of (A) a decree or order for relief in respect of Borrower or Managing Member in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Borrower or Managing Member a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Borrower or Managing Member under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Borrower or Managing Member or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of more than ninety (90) consecutive days; or
      the commencement by Borrower or Managing Member of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by Borrower or Managing Member of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by Borrower or Managing Member to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Borrower or Managing Member or of any substantial part of its property, or the making by Borrower or Managing Member of an assignment for the benefit of creditors, or the admission by Borrower or Managing Member in writing of its inability to pay its debts generally as they become due, or the taking of official action of Borrower or corporate action of Managing Member in furtherance of any such action; or
      any default under the terms of Section 41(c) hereof; or
      this Mortgage or any other Loan Document or any Lien granted hereunder or thereunder shall, in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of Borrower, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document); or
      any "Event of Default" as defined in any Loan Document other than this Mortgage occurs.

      Exculpated Parties: Shall have the meaning provided in Section 31.

      Excusable Delay: Shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

      Future Lease: Shall have the meaning provided in Section 15(b).

      GAAP: Shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

      Governmental Authority: Shall mean any Federal, state or local government or any other political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions.

      Guarantor: Shall mean Parkway Properties, LP, a Delaware limited partnership.

      Guaranty: Shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, given by Guarantor in favor of Lender, as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with its terms.

      Hazardous Substance: Shall mean any material waste or material substance which is:

      included within the definition of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;
      listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R.  172.101 enacted as of the date hereof or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or
      an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product, excluding, however, from paragraphs (a), (b) and (c) of this definition common maintenance and cleaning products regularly found at properties with a standard of operation and maintenance comparable to the Property.

      Impositions: Shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Mortgaged Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Mortgaged Property is located), (b) the Mortgaged Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of all or any part thereof. Nothing contained in this Mortgage shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property or (ii) Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

      Improvements: Shall have the meaning provided in Granting Clause (C).

      Indebtedness: Shall have the meaning provided in the Secured Indebtedness paragraphs above.

      Indemnified Environmental Parties: Shall have the meaning provided in Section 36(c).

      Indemnified Parties: Shall have the meaning provided in Section 34.

      Independent Accountant: Shall mean a firm of nationally recognized, independent certified public accountants selected by Borrower which is reasonably acceptable to Lender.

      Independent Appraiser: Shall mean an independent MAI appraiser which is a member of the American Institute of Real Estate Appraisers selected by Borrower and having at least five (5) years of experience in the real estate market where the Property is located in the valuation of properties of the type being appraised.

      Independent Architect: Shall mean an independent architect, engineer or construction consultant selected by Borrower, licensed to practice in the State where the Property is located and having at least five (5) years of experience.

      Independent Director: Shall mean an individual reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five (5) years (i) a partner, member, shareholder of, or an officer or employee of, Borrower or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or Managing Member or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a Person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of Borrower or of Managing Member. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

      Initial MarchFirst Letter of Credit: Shall have the meaning provided in Section 41(c)(ii).

      Insurance Requirements: Shall mean all terms of any insurance policy required hereunder covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of which Borrower has notice of the national board of fire underwriters (or any other body exercising similar functions) applicable to or affecting the Property or any part thereof or any use of the Property or any part thereof.

      Intangibles: Shall have the meaning provided in Granting Clause (K).

      L/C Beneficiary: Shall have the meaning provided in Section 41(c)(ii).

      L/C Termination Event: Shall have the meaning provided in Section 41(c)(iv).

      Land: Shall have the meaning provided in the Recitals.

      Landlord: Shall have the meaning provided in the Recitals.

      Leases: Shall have the meaning provided in Granting Clause (F).

      Leasing Parameters Side Letter: Shall mean that certain side letter, dated as of the date hereof, executed by Borrower and Lender that provides for certain criteria for Leases at the Property, as the same may be supplemented or superseded from time to time.

      Legal Requirements: Shall have the meaning provided in Section 13(a).

      Lender: Shall have the meaning provided in the Recitals.

      Letter of Credit: Shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Approved Bank or the United States agency or branch of a foreign Approved Bank, or if there are no domestic Approved Banks or United States agencies or branches of a foreign Approved Bank then issuing letters of credit, then such letter of credit may be issued by a domestic bank, the long term unsecured debt rating of which is the highest such rating then given by the Rating Agencies to a domestic commercial bank. If at any time the bank issuing any such Letter of Credit shall cease to be an Approved Bank, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, unless Borrower shall deliver a replacement Letter of Credit within thirty (30) days after Lender delivers written notice to Borrower that such bank shall have ceased to be an Approved Bank.

      Liabilities: Shall have the meaning provided in Section 47(b).

      Lien: Shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, Mortgage, or any other encumbrance of, on or affecting the Mortgaged Property or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

      Loan: Shall have the meaning provided in the Recitals.

      Loan Amount: Shall mean the principal amount of the Loan, which shall be One Hundred Six Million Dollars ($106,000,000).

      Loan Documents: Shall mean this Mortgage, the Assignment of Leases, the Note, the Cash Collateral Agreement, the Guaranty and any and all other agreements, instruments, certificates or documents executed by Borrower (or another Person) evidencing, securing or delivered in connection with the Loan and the transactions contemplated hereby.

      Lockout Period: Shall mean the period commencing on the date hereof and ending on the day immediately following the date that is the earlier to occur of (i) twenty-four (24) months after the effective date of a Securitization, and (ii) August 11, 2004.

      Management Agreement: Shall mean that certain Agreement, dated June 22, 2001, by and between Borrower, as owner, and Manager, as manager.

      Manager: Shall mean Parkway Realty Services, LLC, a Delaware limited liability company, and its successors and assigns.

      Manager's Consent: Shall mean the Manager's Consent and Subordination of Management Agreement, dated as of the date hereof, between Manager, Lender and Borrower.

      Managing Member: Shall mean Parkway 233 North Michigan Manager, Inc., a Delaware corporation.

      MarchFirst Evaluation Period: Shall have the meaning provided in Section 41(c)(iv).

      MarchFirst Future Lease: Shall have the meaning provided in Section 15(c).

      MarchFirst Lease: Shall mean that certain Lease, dated as of April 14, 2000, by and between TST 233 N. Michigan, L.L.C., as landlord and MarchFirst, Inc., as tenant.

      MarchFirst Letter of Credit: Shall have the meaning provided in Section 41(c).

      MarchFirst Space: Shall mean the entire 27th, 28th, 29th and 30th floors of the Property demised pursuant to the MarchFirst Lease.

      MarchFirst Test Period: Shall have the meaning provided in Section 15(c).

      Material Adverse Effect: Shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower, or (iii) the ability of Borrower to repay the principal and interest of the Indebtedness as it becomes due.

      Material Alteration: Shall mean any Alteration which, when aggregated with all related Alterations constituting a single project, involves an estimated cost exceeding the Threshold Amount with respect to such Alteration or related Alterations (including the Alteration in question) being undertaken at the Property.

      Material Lease: Shall mean any Lease under which the premises demised exceed ten thousand (10,000) rentable square feet.

      Maturity Date: Shall have the meaning provided in the Note.

      Maximum L/C Amount: Shall have the meaning provided in Section 41(c)(ii).

      Minimum L/C Amount: Shall have the meaning provided in Section 41(c)(ii).

      Minimum Rental Value: Shall have the meaning provided in Section 15(b)(iii).

      Minimum Estoppel Requirements: Shall have the meaning provided in Section 3(f).

      Mortgage: Shall have the meaning provided in the Recitals.

      Mortgage Escrow Sub-Account: Shall have the meaning provided in the Cash Collateral Agreement.

      Mortgage Escrow Amounts: Shall have the meaning provided in Section 8(a).

      Mortgaged Property: Shall have the meaning provided in the Granting Clauses.

      Net Effective Annualized Rent: Shall have the meaning provided in Section 15(b)(iii).

      Net Operating Income: Shall mean, with respect to any period, the excess of Operating Income over Operating Expenses for such period.

      New Lender: Shall have the meaning provided in Section 42(a).

      Nonconsolidation Opinion: Shall mean an opinion of tax counsel selected by Borrower and reasonably satisfactory to Lender, which shall be independent outside counsel, addressed to the Rating Agencies and the Lender and dated as of the date of a then current date to the effect that in a properly presented case, a bankruptcy court in a case involving any Person, or any Affiliate thereof, would not disregard the corporate, limited liability company or partnership forms of such entities, their Affiliates and/or their shareholders, members or partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their Affiliates with those of their respective shareholders, general partners and/or managing members or with any other relevant entities.

      Nondisturbance Agreement: Shall have the meaning provided in Section 15(e).

      Note: Shall have the meaning provided in the Recitals.

      Obligations: Shall have the meaning provided in the Secured Indebtedness paragraphs above.

      Officer's Certificate: Shall mean a certificate delivered to Lender and signed by an officer of Managing Member on behalf of Borrower.

      Operating Account: Shall have the meaning provided in the Cash Collateral Agreement.

      Operating Agreements: Shall mean the reciprocal easement agreements, operating agreements, sidewalk maintenance agreements and similar agreements affecting the ownership, use and operation of the Property included in the Permitted Encumbrances and listed on Exhibit C attached hereto, as such agreements have been or may hereafter be amended, modified or supplemented.

      Operating Expenses: Shall mean, for any period, without duplication, all expenses paid or to be paid by Borrower during such period in connection with the operation, management, maintenance, repair, leasing and use of the Mortgaged Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (i) all payments required to be made pursuant to any Operating Agreements, (ii) legal, accounting, appraisal and other professional fees and disbursements in connection with the Note, (iii) fees and expenses of Lender (if any) paid by Borrower, and (iv) management fees, whether or not actually paid, equal to 2% of all amounts each month collected as Rents under the Leases. Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Mortgaged Property or in connection with the recovery of Proceeds which are applied to prepay the Note, (4) any expenses which in accordance with GAAP should be capitalized, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant. Operating Expenses shall include capital reserves.

      Operating Income: Shall mean, for any period, all income of Borrower during such period from the operation of the Mortgaged Property as follows:

        all amounts payable to Borrower by any Person as Rent and other amounts under Leases, license agreements, occupancy agreements or other agreements relating to the Mortgaged Property (including reimbursements and percentage rents);
        rent insurance proceeds; and
        all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income attributable to the Mortgaged Property.

        Notwithstanding the foregoing, Operating Income shall not include (a) any Proceeds (other than rent insurance proceeds or condemnation proceeds with respect to a Taking and, in either such case, only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Rent attributable to a Lease prior to the date on which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise includable in Operating Income but paid directly by any Tenant to a Person other than Borrower, provided such item of income is an item of expense (such as payments for utilities paid directly to a utility company) and is otherwise excluded from the definition of Operating Expenses pursuant to clause (6) of the definition thereof, or (e) security deposits received from Tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

        Opinion of Counsel: Shall mean an opinion of counsel of Forman, Perry, Watkins, Krutz & Tardy or another law firm selected by Borrower and reasonably acceptable to Lender and, at any time that the Loan is included in any securitization transaction, the Rating Agencies, procured by Borrower and rendered at Borrower's sole cost and expense.

        Permitted Debt: Shall have the meaning provided in Section 11(b).

        Permitted Encumbrances: Shall mean:

        Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 7(c) hereof;
        in the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business for sums which are being contested in good faith in accordance with Section 7(c);
        all immaterial easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property and other agreements which do not materially and adversely affect (A) the ability of Borrower to pay any of its obligations to any Person as and when due, (B) the marketability of title to the Mortgaged Property, (C) the fair market value of the Mortgaged Property, or (D) the use or operation of the Mortgaged Property as of the date hereof and thereafter;
        those matters set forth in the "marked-up" commitment for Lender's loan policy of title insurance concerning the Property issued by the Title Company and accepted by Lender on the date hereof or otherwise described in Exhibit C attached hereto and made a part hereof;
        Liens in favor of Lender under this Mortgage and the other Loan Documents;
        rights of existing and future Tenants, as tenants only, pursuant to Leases; and
        such other title exceptions as Lender and the applicable Rating Agencies may approve in writing in their sole discretion.

      Person: Shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, and any federal, state, county or municipal government or any political subdivision thereof.

      Permitted Investments: Shall have the meaning provided in the Cash Collateral Agreement.

      Post Closing Agreement: Shall have the meaning provided in Section 41(c).

      Primary Tenants: Shall have the meaning provided in Section 3(f).

      Proceeds: Shall have the meaning provided in Section 6(b).

      Property: Shall have the meaning provided in Granting Clause (E).

      Provided Information: Shall have the meaning provided in Section 44(a).

      Qualified Tenant: Shall have the meaning provided in Section 15(c).

      Qualifying Manager: Shall have the meaning provided in Section 18(a).

      Rating Agencies: Shall mean Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Inc. or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Lender; provided, however, that at any time during which the Loan is an asset of a Securitization, "Rating Agencies" or "Rating Agency" shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization; provided further, however, that if the Loan is an asset of a Securitization and S&P in addition to any other Rating Agency is rating the securities issued in connection with such Securitization, "Rating Agencies" and "Rating Agency" shall be deemed to include S&P.

      Rating Agency Confirmation: Shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating by such Rating Agency of the securities secured by a pledge of the Note immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

      Register: Shall have the meaning provided in Section 49.

      Rental Stream Present Net Value: Shall have the meaning provided in Section 15(b)(iii).

      Rents: Shall have the meaning provided in Granting Clause (F).

      Replacement MarchFirst Letter of Credit: Shall have the meaning provided in Section 41(c)(ii).

      Replacement Reserve Sub-Account: Shall have the meaning provided in the Cash Collateral Agreement.

      Securities: Shall have the meaning provided in Section 44.

      Securities Intermediary: Shall have the meaning provided in the Cash Collateral Agreement.

      Securitization: Shall have the meaning provided in Section 44.

      Single Purpose Entity: Shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly, or, in the case of Managing Member, indirectly, an ownership interest in the Property, (ii) does not engage in any business unrelated to the Property and the financing thereof, (iii) has not and will not have any assets other than those related to its interest in the Property or the financing thereof or any indebtedness other than the Loan and trade payables incurred in the ordinary course of business and paid within the time periods set forth in the Loan Documents, and in amounts not to exceed those set forth in the Loan Documents, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) maintains an arm's-length relationship with its Affiliates, (xii) pays the salaries of its own employees and maintains a sufficient number of employees in light of its contemplated business operations, (xiii) does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiv) does not acquire obligations or securities of its partners, members or shareholders, (xv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xvi) uses separate stationery, invoices, and checks, (xvii) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, (xviii) does and will correct any known misunderstanding regarding its separate identity, (xix) maintains adequate capital in light of its contemplated business operations, and (xx) has and will have a partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document which complies with the standards and requirements for a "single purpose entity" set by the Rating Agencies at such time. In addition, if such Person is a partnership, (1) all general partners or managing members of such Person shall be Single Purpose Entities, and (2) if such Person has more than one general partner or managing member, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner or managing member, as the case may be, exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors, and (2) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including an Independent Director, shall have participated in such vote. In addition, if such Person is a limited liability company, (1) managing member shall be a Single Purpose Entity, (2) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that such entity will dissolve only upon the bankruptcy of the managing member, and (3) if such Person has more than one managing member, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent managing member exists. In addition, such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, has not and will not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for such Person or all or any portion of such Person's properties, or (b) take any action that might cause such Person to become insolvent, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other entity documents separate and apart from any other Person, and (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it.

      Standard Form Lease: Shall have the meaning provided in Section 15(b)(ii)(A).

      Taking: Shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Mortgaged Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting a Property or any part thereof.

      Tax Opinion: Shall mean an Opinion of Counsel to the effect that a contemplated action (a) will not result in any deemed exchange of the Note pursuant to Section 1001 of the Code; and (b) will not adversely affect the Note's status as indebtedness for federal income tax purposes.

      Tenant: Shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property.

      Tenant Estoppel: Shall have the meaning provided in Section 2(v).

      Tenant Specific Leasing Reserve Sub-Account: Shall have the meaning provided in the Cash Collateral Agreement.

      Threshold Amount: Shall mean ten percent (10%) of the Loan Amount.

      TI and Leasing Reserve Sub-Account: Shall have the meaning provided in the Cash Collateral Agreement.

      Tishman Guarantor: Shall have the meaning provided in Section 41(c).

      Title Company: Shall mean, collectively, First American Title Insurance Company and Lawyer's Title Insurance Corporation.

      Title Policy: Shall have the meaning provided in Section 3(e).

      Total Loss: Shall mean (i) a casualty, damage or destruction of the Property, the cost of restoration of which (calculated in accordance with the provisions of Section 6 hereof) would exceed twenty five percent (25%) of the Loan Amount and with respect to which Borrower is not required under the Leases to apply Proceeds to the restoration of the Property, or (ii) a permanent Taking of twenty five percent (25%) or more of the gross leasable area of the Property or so much of the Property, in either case, such that it would be impracticable, in Lender's reasonable discretion, even after restoration, to operate the Property as an economically viable whole and with respect to which the Leases do not require such restoration.

      Transfer: Shall mean sell, assign, convey, transfer, pledge or otherwise dispose of, or where used as a noun, a sale, assignment, conveyance, transfer, pledge or other disposition.

      UCC: Shall have the meaning provided in Granting Clause (E).

      Underwriter Group: Shall have the meaning provided in Section 47(b)(ii).

      U.S. Government Obligations: Any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by Standard & Poor's Rating Services, it shall not have an "r" highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.

      Work: Shall have the meaning provided in Section 6(d).

      All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Mortgage shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto.
      The words "hereof", "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage, and section, schedule and exhibit references are to this Mortgage unless otherwise specified. The words "includes" and "including" are not limiting and mean "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."
      References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto executed in writing by all of the parties thereto and, if Lender's consent was required for the original of any such document, consented to by Lender. All references in this Mortgage to the plural of any document described herein shall mean all of such documents collectively.
      References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.
      The captions and headings of this Mortgage are for convenience of reference only and shall not affect the construction of this Mortgage.
  ARTICLE

  REPRESENTATIONS, WARRANTIES AND COVENANTS

  Borrower represents and warrants to, and covenants and agrees with, Lender as follows:

  2. Representations.

      Title. Borrower owns good, indefeasible and insurable fee title to the Land and the Improvements, subject only to the Permitted Encumbrances. This Mortgage upon its due execution and proper recordation is and will remain a valid and enforceable and, with respect to all personalty (as to which security interest is governed by the UCC), upon proper recordation and the filing of a financing statement, perfected first Lien on and security interest in Borrower's right, title and interest in and to the Land, Improvements and such personalty subject to the Permitted Encumbrances. Borrower represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) the ability of Borrower to pay any of its obligations to any Person as and when due, (ii) the fair market value of the Mortgaged Property, (iii) the marketability of title to the Mortgaged Property; or (iv) the use or operation of the Mortgaged Property as of the date hereof and thereafter. Borrower will preserve its right, title and interest in and to the Mortgaged Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.
      Licenses and Permits. Borrower has, and will maintain in effect at all times until the Indebtedness and Obligations are satisfied in full, (i) all necessary material licenses, permits, authorizations, registrations and approvals to own, use, occupy and operate the Property as an office building; and (ii) full power and authority to carry on its business at the Property as currently conducted. Borrower has not received any written notice of any violation of any such licenses, permits, authorizations, registrations or approvals that materially impair the value of the Property for which such notice was given or which would affect the use or operation of the Property in any material respect.
      All Property. The Property and the Equipment located on such Property constitutes all of the real property, equipment and fixtures currently owned or leased by Borrower or used in the operation of the business located on the Property.
      Tax Lots. The Property constitutes a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other land or improvements, except as previously disclosed to Lender in writing.
      ERISA. Borrower is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower's assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Borrower's knowledge, threatened against Borrower. Borrower has no knowledge of any material liability incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on Borrower's assets pursuant to Section 412 of the Code or Sections 302 or 4068 of ERISA.
      No Offsets. Borrower warrants, covenants and represents to Lender that there exists no cause of action at law or in equity that would constitute any offset, counterclaim or deduction against the Indebtedness or Obligations.
      Full and Accurate Disclosure. To the best of Borrower's knowledge, no statement of fact made by or on behalf of Borrower in this Mortgage or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading as of the date made. There is no fact presently known to Borrower which has not been disclosed which adversely affects, nor as far as Borrower can foresee, might adversely affect, the business, operations or condition (financial or otherwise) of Borrower.
      Tax Filings. Borrower has filed all federal, state and local tax returns required to be filed prior to the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments shown to be due from Borrower on such tax returns.
      No Litigation. No litigation, claims, actions, suits, proceedings or investigations are pending or, to Borrower's knowledge, threatened against Borrower which, if determined adversely to Borrower, would have a material adverse effect on the Mortgaged Property or the security created hereby and no Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property. Borrower has delivered to Lender an Officer's Certificate setting forth all litigation affecting Borrower or the Property.
      Solvency. The fair saleable value of Borrower's assets exceeds and will, immediately following the issuance and sale of the Note and the consummation of the other transactions contemplated to take place simultaneously therewith, exceed Borrower's liabilities, including subordinated, unliquidated, disputed and contingent liabilities. Borrower's assets do not and, immediately following the issuance and sale of the Note and the consummation of the other transactions contemplated to take place simultaneously therewith will not, constitute unreasonably insufficient capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities) beyond its ability to pay such debts as they mature. No outstanding liabilities of Borrower exist which, individually or in the aggregate, would have a Material Adverse Effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Borrower. Borrower has delivered to Lender an Officer's Certificate setting forth all liabilities of Borrower other than the Note. Borrower does not have any known material contingent liabilities.
      Creditors' Claims. To Borrower's best knowledge, no claim of any creditor of Borrower would have a Material Adverse Effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Borrower. Borrower has delivered to Lender a certificate setting forth all such claims of creditors of Borrower.
      Enforceability of Loan Documents. This Mortgage and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors rights generally in effect from time to time.
      No Other Debt. Borrower has not borrowed or received debt financing (other than financing evidenced by the Note) that has not been heretofore repaid in full.
      Fraudulent Conveyance. Borrower represents and warrants as follows: (i) it has not entered into this Mortgage or the other Loan Documents or the transactions contemplated hereby or thereby with the actual intent to hinder, delay, or defraud any creditor, and (ii) it has received reasonably equivalent value in exchange for its obligations under this Mortgage and the other Loan Documents. Giving effect to the transactions contemplated by this Mortgage and the other Loan Documents, the fair saleable value of the assets of Borrower exceeds and will, immediately following the execution and delivery of this Mortgage and the other Loan Documents, exceed the total liabilities of Borrower, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The assets of Borrower do not and, immediately following the execution and delivery of this Mortgage and the other Loan Documents will not, constitute unreasonably small capital to carry out the business of Borrower as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
      Access/Utilities. The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.
      Special Assessments. There are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.
      Flood Zone. The Property lies within Flood Zone "C", an area of minimal flooding as delineated on the National Flood Insurance Programs Flood Insurance Rate Map.
      No Default. To Borrower's best knowledge, as of the date hereof, Borrower is not in material default under the terms and provisions of any Operating Agreement or any Material Lease.
      No Property Damage. As of the date hereof, to Borrower's knowledge, no portion of the Improvements at the Property has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored.
      Management Agreement. The Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and, to the best of Borrower's knowledge, no event has occurred, that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. Neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of this Mortgage, nor the exercise of any remedies by Lender, will adversely affect Borrower's rights under the Management Agreement.
      Brokers. Neither the Lender nor the Borrower has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents or otherwise in connection with this Mortgage and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents. Borrower and Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys' fees, or costs of appeal, incurred by the other party and arising out of or relating to any breach or default by the indemnifying party of its representations, warranties and/or agreements set forth in this subsection.

      (v) Tenant Estoppel Certificates. Prior to the date hereof, Borrower has requested each Tenant of the Property to execute and deliver to Lender a tenant estoppel certificate in the form attached hereto as Exhibit F (each a " Tenant Estoppel").

      3. Affirmative Covenants.

      Payment of Indebtedness. Borrower shall promptly pay when due the principal of and interest on the Indebtedness and all other payment Obligations secured by this Mortgage, all in lawful money of the United States of America, and shall further perform fully and in a timely manner all Obligations of Borrower. All sums payable by Borrower hereunder shall be paid without demand, counterclaim, offset, deduction (except as required by law) or defense. Borrower waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense.
      Single Purpose Entity. Borrower is and shall remain a Single Purpose Entity.
        Borrower shall maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of Borrower will not be diverted to any other Person or for other than business uses of Borrower, nor will such funds be commingled with the funds of any other Affiliate;
        To the extent that Borrower shares the same officers or other employees as any of its managing members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;
        To the extent that Borrower jointly contracts with any of its managing members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Borrower contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Borrower and any of its Affiliates shall be only on an arm's length basis.
        To the extent that Borrower and any of its constituent managing members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.
        Borrower shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members' consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.
        In addition, Borrower shall: (a) maintain books and records separate from those of any other Person; (b) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (c) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (e) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (f) transact all business with Affiliates on an arm's-length basis and pursuant to enforceable agreements; (g) conduct business in its name and use separate stationery, invoices and checks; (h) not commingle its assets or funds with those of any other person; and (i) not assume, guarantee or pay the debts or obligations of any other person.
      Director Consents. Managing Member shall obtain the consent of all its directors, including the Independent Directors, to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Borrower to do so, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower's assets, (iii) engage in any other business activity, other than the ownership and operation of the Property as contemplated hereby, or (iv) amend its organizational documents.
      Recording Fees, Taxes, Etc. Borrower hereby agrees to take all such further reasonable actions, and to pay all taxes, recording fees, charges, costs and other expenses including, without limitation, reasonable attorneys' and professional fees and disbursements which are currently or in the future shall be imposed, and which may be required or necessary to establish, preserve, protect or enforce the Lien of this Mortgage.
      Title Insurance. Borrower shall cause to be delivered to Lender a Lender's title insurance policy (the "Title Policy"), issued by the Title Company, for the Property in an amount not less than the Loan Amount, which title insurance policy shall be dated as of the date hereof, and shall insure that this Mortgage is a valid first priority lien on the Land and Improvements, subject only to Permitted Encumbrances, standard exceptions contained in the current ALTA printed form policy issued by the Title Company, and any other matter consented to by Lender and in all respects shall be in form and substance acceptable to Lender on the date hereof.

      (f) Tenant Estoppels. Borrower acknowledges that it is a condition to Lender making the Loan that, on or before the date hereof, Lender has received the following (collectively, the "Minimum Estoppel Requirements"):

      (i) a "Clean Tenant Estoppel" from each of the Tenants set forth on Exhibit D (the "Primary Tenants"); and

      (ii) a "Clean Tenant Estoppel" from a sufficient number of other Tenants at the Property (in addition to the Primary Tenants) that, when aggregated with the Primary Tenants, occupy at least eighty percent (80%) of the total gross leaseable area of the Property;

      provided, however, that, in relation to each Tenant whose estoppel is required to meet the Minimum Estoppel Requirements and for which Lender has not received any Tenant Estoppel on or prior to the date hereof, Borrower shall be deemed to certify (each a "Clean Borrower Estoppel Certificate"), as of the date hereof, in the place and stead of such Tenant, all matters set forth in the Tenant Estoppel on behalf of such Tenant as if a "Clean Tenant Estoppel" had been received by Lender from such Tenant on or prior to the date hereof, and such Clean Borrower Certificates shall be included in determining Borrower's compliance with the Minimum Estoppel Requirements and are collectively referred to herein as the "Deemed Deliveries". A Clean Borrower Estoppel Certificate will not be available for use in satisfying the Minimum Estoppel Requirements with respect to any Tenant Estoppel issued by a Tenant at the Property that is not a "Clean Tenant Estoppel", exclusive of the MarchFirst Space;

      provided, further, however, that Borrower shall have ninety (90) days following the Closing Date, during which period Borrower shall diligently pursue replacing each Clean Borrower Estoppel Certificate by obtaining a "Clean Tenant Estoppel" from each Primary Tenant who failed to deliver such "Clean Tenant Estoppel" prior to the Closing Date and upon delivery to Lender of such "Clean Tenant Estoppel", the Clean Borrower Estoppel Certificate delivered to Lender in lieu thereof shall be deemed null and void.

      Borrower will protect, indemnify and save harmless Lender from and against all liabilities, obligations, claims, damages, loss, penalties, costs and expenses (including, without limitation, all attorney's fees and disbursements) imposed upon, incurred by or asserted against Lender or the Mortgaged Property and arising from or in connection with any inaccuracy or misrepresentation contained in any Clean Borrower Estoppel Certificate; provided, however, that as and when Lender shall receive a "Clean Tenant Estoppel" from any Tenant for which a Clean Borrower Estoppel Certificate was deemed delivered on the date hereof, the indemnity provided in this paragraph shall be automatically released in relation to such Tenant. The indemnification obligations contained herein are collectively referred to as the "Estoppel Indemnity Obligations".

      For the purposes of this Section 3(f), the term "Clean Tenant Estoppel" in relation to any Tenant and its Lease shall mean a Tenant Estoppel certifying that: (i) such Tenant's Lease is in full force and effect; (ii) the fixed rental payable under the Lease is in an amount as set forth on the rent roll (the "Rent Roll") for the Property delivered to Lender on or prior to the date hereof; (iii) the term of Lease, including any options to renew, and such Tenant's obligation to pay its proportionate share of operating and other costs is as set forth in the Rent Roll; (iv) all construction and other obligations of a material nature to be performed by Borrower, as landlord under the Lease have been satisfied, other than as disclosed in writing to Lender prior to the date hereof; (v) all required payments by Borrower, as landlord for tenant improvements have been made, other than as disclosed in writing to Lender prior to the date hereof; (vi) there are no existing defenses or offsets which such Tenant has against the enforcement of the lease by Borrower and such Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under the Lease, other than as disclosed to Lender in the schedule of arrearages heretofore delivered pursuant to Section 15(a); (vii) such Tenant is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof; and (viii) no rental, other than for the current month, has been paid in advance.

      4. Negative Covenants. Borrower covenants and agrees that it shall not:

      incur, create or assume any indebtedness for borrowed money or Transfer or lease the Mortgaged Property or any interest therein, except as permitted under Sections 11 and 15 hereof;
      incur, create or assume or permit the incurrence, creation or assumption of any indebtedness secured by an interest in Borrower or Managing Member and shall not Transfer or permit the Transfer of any interest in Borrower or Managing Member;
      engage, directly or indirectly, in any business other than that of entering into this Mortgage and the other Loan Documents to which Borrower is a party and the ownership, management, leasing, construction, development, operation and maintenance of the Mortgaged Property for its present and related uses;
      make advances or make loans to any Persons or entities (including Affiliates of Borrower) or hold any investments (other than Permitted Investments and Cash and Cash Equivalents) under this Mortgage;
      partition the Property;
      commingle its assets with the assets of any of its Affiliates;
      guarantee any obligations of any Person;
      without the prior written consent of Lender: (i) surrender, terminate, or cancel the Management Agreement or otherwise replace any Manager of the Property or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement in any material respect.
      Transfer any asset or Transfer any interest except as may be permitted hereby or by the terms of any of the Loan Documents;
      amend or modify any of its organizational documents without Lender's consent;
      dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Mortgage;
      engage in any activity that would subject it to regulation under ERISA or qualify as an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies, and Borrower's assets will not constitute plan assets;
      voluntarily file or consent to or solicit the filing of an involuntary petition for bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or similar proceeding under the Bankruptcy Code or any Federal or state bankruptcy, insolvency, reorganization or other similar law or otherwise seek any relief under any laws relating to the relief of debts or the protection of debtors generally, without the unanimous consent of its managing member(s)(including the unanimous consent of the directors of the corporate managing member or shareholders, as the case may be, which at all times shall include the consent of the Independent Director); and
      from and after the occurrence and during the continuance of an Event of Default, make any distributions to its partners or members.

      5. Insurance.

      Insurance Coverage Requirements. Borrower shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Mortgage:
        Property Insurance. Property Insurance against loss customarily included under so called "All Risk" policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure the additional expense of demolition and increased cost of construction due to the enforcement of laws regulating reconstruction at the time of rebuilding following a loss. The amount of such "All Risk" insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Improvements. Each such insurance policy shall contain an agreed amount (Coinsurance waiver) and replacement cost value endorsement and shall cover, without limitation, all tenant improvements and betterments which the mortgagor is required to insure in accordance with any lease. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost. The Lender shall be named Loss Payee on a Standard Mortgagee Endorsement and be provided not less than thirty (30) days advance notice of change in coverage, cancellation or non-renewal.
        Liability Insurance. General Public Liability insurance, including, without limitation, Commercial General Liability insurance; Owned (if any), Hired and Non Owned Auto Liability; and Umbrella Liability coverage for Personal Injury, Bodily Injury, Death, Accident and Property Damage, providing in combination no less than $50,000,000 per occurrence ($100,000,000 during any period of construction) and in the annual aggregate, per location. The insurance described in this paragraph shall cover, without limitation: elevators, escalators, independent contractors, Contractual Liability (covering, to the maximum extent permitted by law, the Borrower's obligation to indemnify the Lender as required under this Mortgage), Products and Completed Operations Liability coverage.
        Workers' Compensation Insurance. Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by Borrower), with respect to any work by or for Borrower performed on or about the Property.
        Commercial Rents Insurance. "Commercial rents" insurance in an amount equal to twelve (12) months actual rental loss and with a limit of liability sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the actual loss of profits and rents sustained during the period of at least eighteen (18) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are acceptable to Lender and, if the Loan is the subject of a Securitization, the Rating Agencies. Such insurance shall be deemed to include "loss of rental value" insurance where applicable. The term "rental value" means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied. This coverage shall be endorsed to provide a 360 day extended period of indemnity.
        Builder's All-Risk Insurance. During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Property against such risks (including so called All Risk perils coverage and collapse of the Improvements to agreed limits as Lender may request, in form and substance acceptable to Lender);
        Boiler and Machinery Insurance. Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment, if any, located in, on or about the Property against physical damage, rent loss and improvement loss and covering, without limitation, all tenant improvements and betterments that the Borrower is required to insure pursuant to any lease on a replacement cost basis. The minimum amount of limits to be provided shall be $20,000,000 per accident.
        Flood Insurance. If any portion of the Improvements is located within an area designated as "flood prone" or a "special flood hazard area" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance if available, in an amount equal to the lesser of the Loan Amount and the maximum limit of coverage available with respect to the Property, acceptable to Lender, provided, however, that if flood insurance shall be unavailable from private carriers, flood insurance provided by the federal or state government, if available. Lender reserves the right to require coverage in excess of that specified in this Section 5(a)(vii).
        Other Insurance. At Lender's reasonable request, such other insurance, with respect to the Mortgaged Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to the Property.
      Ratings of Insurers. Borrower will maintain the insurance coverage described in Section 5(a) above, in all cases, with one or more domestic primary insurers acceptable to Lender, having both (x) a claims-paying-ability rating by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., of not less than "AA" and its equivalent by any other Rating Agency, unless a lower claims-paying-ability rating is specifically approved by Lender in its sole and absolute discretion, and (y) an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than "X". All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the State of Illinois.
      Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements reasonably satisfactory to Lender (and Lender shall have the right to approve amounts, form, risk coverage, deductibles, loss payees and insureds). A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Lender and originals or certified copies of all such policies shall be delivered to Lender when the same are available and shall be held by Lender. Borrower shall deliver to Lender annually, simultaneously with the renewal of the insurance policies required hereunder, an Officer's Certificate stating that the insurance policies required to be delivered to Lender pursuant to this Section 5(c) are maintained with insurers who comply with the terms of Section 5(b) hereof, setting forth a schedule describing all premiums required to be paid by Borrower to maintain the policies of insurance required under this Section 5 , and stating that Borrower has paid such premiums. All such policies shall name Lender as an additional insured, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers' compensation insurance) be payable to Lender as and to the extent set forth in Section 6 hereof, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement in favor of Lender; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinities of the Property, but in no event in excess of $100,000; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least thirty (30) days' prior written notice to Lender, in each instance. Certificates of insurance with respect to all replacement policies shall be delivered to Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals (or certified copies) of such replacement insurance policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the certificates of insurance required by this Mortgage, upon five (5) Business Days' prior notice to Borrower, Lender may, in accordance with the provisions of Section 8 hereof, procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness.

      Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

      Compliance with Insurance Requirements. Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of any Property pursuant to this Section 5. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that any insurance which Borrower shall cause any Tenant to provide that shall otherwise be in compliance with all of the terms and conditions of this Section 5 shall satisfy Borrower's obligations with respect thereto hereunder.
      Separate Insurance. Borrower will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 5 unless such insurance complies with this Section 5.
      Blanket Policies. The insurance coverage required under Section 5(a) may be effected under a blanket policy or policies covering the Mortgaged Property and other properties and assets not constituting a part of the Mortgaged Property; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Mortgaged Property, and any sublimits in such blanket policy applicable to the Mortgaged Property, which amounts shall not be less than the amounts required pursuant to Section 5(a) and which shall in any case comply in all other respects with the requirements of this Section 5. Upon Lender's request, Borrower shall deliver to Lender an Officer's Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy, and (v) such other information as Lender may reasonably request.

      6. Condemnation and Insurance Proceeds.

      Borrower will promptly notify Lender in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any casualty, damage or injury to, the Property or any portion thereof the restoration of which is estimated by Borrower in good faith to cost more than the Casualty Amount. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.
      In the event of any Taking of or any casualty or other damage or injury to the Property, Borrower's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, "Proceeds"), in connection with any such Taking of, or casualty or other damage or injury to, the Property or any part thereof are hereby assigned by Borrower to and, except as otherwise herein provided, shall be paid to the Lender. Borrower will, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower's right to receive the direct payment of any Proceeds as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Mortgage. Except upon the occurrence and during the continuance of an Event of Default, Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. Whether or not an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, any settlement which might result in any Proceeds in excess of the Casualty Amount and Borrower will deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Borrower will pay all reasonable out-of-pocket costs, fees and expenses reasonably incurred by Lender (including all reasonable attorneys' fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Lender, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower and may be retained by Borrower pursuant to this Section 6, such Proceeds shall, until the completion of the related Work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Lender in a segregated account in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 6. If an Event of Default shall have occurred and be continuing, or if Borrower fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Borrower's receipt of written notice from Lender, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Lender and to collect and to make receipt for any such payment, all at Borrower's expense (including payment of interest at the Default Rate for any amounts advanced by Lender pursuant to this Section 6(b)). Notwithstanding anything to the contrary set forth in this Mortgage, however, and excluding situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other then unapplied Proceeds with respect to the Property) do not exceed $3,000,000 (the "Casualty Amount"), such Proceeds are to be paid directly to Borrower to be applied to restoration of the Mortgaged Property in accordance with the terms hereof (except that Proceeds paid in respect of the insurance described in Section 5(a)(iv) shall be deposited directly to the Operating Account).
      Except as otherwise herein expressly provided in this Mortgage, if (i) the Proceeds shall equal or exceed the Loan Amount, (ii) an Event of Default shall have occurred and be continuing, (iii) a Total Loss with respect to the Property shall have occurred, (iv) the Proceeds shall equal or exceed the Threshold Amount and the Work is not capable of being completed before the earlier to occur of the date which is six (6) months prior to the Maturity Date and the date on which the business interruption insurance carried by Borrower with respect to the Property shall expire (the "Cut-Off Date"), unless on or prior to the Cut-Off Date the Borrower shall deliver to the Lender and there shall remain in effect a binding written offer, subject only to customary conditions, of an Approved Bank or such other financial institution or investment bank reasonably satisfactory to Lender duly authorized to originate loans secured by real property located in the State of New York for a loan from such Approved Lender to the Borrower in a principal amount of not less than the then Loan Amount and which shall, in the Lender's reasonable judgment, enable the Borrower to refinance the Loan prior to the Maturity Date, or (v) the Property is not capable of being restored substantially to its condition prior to such Taking or casualty and such incapacity shall have a Material Adverse Effect on the value of the Property, then all Proceeds shall be paid over to Lender (if not paid directly to Lender) and any Proceeds remaining after reimbursement of Lender's or its agent's reasonable out-of-pocket costs and expenses actually incurred in connection with recovery of any such Proceeds (including, without limitation, reasonable out-of-pocket administrative costs and inspection fees) shall be applied by Lender to prepay the Note in accordance with the provisions thereof.
      Except as otherwise herein expressly provided in this Mortgage, promptly after the occurrence of any damage or destruction to all or any portion of the Property or a Taking of a portion of the Property which, in either case, shall not constitute a Total Loss, Borrower shall commence and diligently prosecute to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the Property (in the case of a partial Taking, to the extent it is capable of being restored) (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the "Work") so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to the Property, if the Work actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Subject to Borrower's rights pursuant to Section 34 to cause the Property to be released from the Lien of this Mortgage, Borrower shall be obligated to restore the Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6, whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Borrower by Lender in accordance with this Mortgage.
      If Proceeds are not required to be applied toward payment of the Indebtedness pursuant to the terms hereof, then Lender shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable out-of-pocket expenses actually incurred by Lender in connection with the collection thereof plus interest thereon at the Default Rate (from the date advanced through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after request for reimbursement by Lender) available to Borrower for payment of or reimbursement of Borrower's or the applicable Tenant's expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth below and in Section 6(f) hereof:
        at the time of loss or damage or at any time thereafter while Borrower is holding any portion of the Proceeds, there shall be no continuing Event of Default hereunder;
        if the estimated cost of the Work (as estimated by the Independent Architect referred to in clause (iii) below) shall exceed the Proceeds and the Casualty Amount, Borrower shall, at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Lender (and, if the Loan is the subject of a Securitization, promptly following any such deposit or delivery, Borrower shall provide written notice of same to the Rating Agencies) (A) Cash and Cash Equivalents, (B) a Letter or Letters of Credit in an amount equal to the estimated cost of the Work less the Proceeds available, or (C) such other evidence of Borrower's ability to meet such excess costs and which is satisfactory to Lender and, if the Loan is the subject of a Securitization, the Rating Agencies; and
        Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work. The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Work actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.
      Disbursement of the Proceeds in Cash or Cash Equivalents to Borrower shall be made from time to time (but not more frequently than once in any month) by Lender but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Lender of (i) an Officer's Certificate dated not more than ten (10) days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances and (ii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety-five percent (95%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 6(e)(ii) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Lender shall be made upon receipt by Lender of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the State of Illinois for the filing of mechanic's and materialmen's liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer's Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer's Certificate to the effect that a certificate of occupancy is not required.
      If, after the Work is completed and all costs of completion have been paid, there are excess Proceeds, Lender shall apply such excess Proceeds with respect to the Taking of or damage or injury to the Mortgaged Property to the payment or prepayment of all or any portion of the Indebtedness secured hereby without penalty or premium.

      7. Impositions, Liens and Other Items.

      Borrower shall deliver to Lender annually, no later than fifteen (15) Business Days after the first day of each fiscal year of Borrower, and shall update as new information is received, a schedule describing all Impositions payable or estimated to be payable during such fiscal year attributable to or affecting the Mortgaged Property or Borrower. Subject to Borrower's right of contest set forth in Section 7(c) hereof, as set forth in the next two sentences, Lender on behalf of Borrower shall pay all Impositions which are attributable to or affect the Mortgaged Property or Borrower, prior to the date such Impositions shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto. Lender shall, or Lender shall direct the Securities Intermediary (as defined in the Cash Collateral Agreement) to, pay to the taxing authority such amounts to the extent funds in the Mortgage Escrow Sub-Account are sufficient to pay such Impositions. Nothing contained in this Mortgage shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.
      Subject to its right of contest set forth in Section 7(c) hereof Borrower shall at all times keep the Mortgaged Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Mortgaged Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Mortgaged Property or any portion thereof within thirty (30) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of this Mortgage against the Mortgaged Property subject to the Permitted Encumbrances. Upon the occurrence of an Event of Default with respect to its Obligations as set forth in this Section 7, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender on demand for all such advances pursuant to Section 19 hereof (together with interest thereon at the Default Rate).
      Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition, to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender apprised of the status of such contest; (iii) if Borrower is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower's books in accordance with GAAP or in the Mortgage Escrow Sub-Account, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or Lien and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 5 hereof or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens in excess of $625,000 individually, or in the aggregate, during such contest, Borrower, subject to the terms and conditions of the applicable Lease, shall provide security in the form required by Section 6(e)(ii) hereof in an amount equal to 125% of (A) the amount of Borrower's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Mortgaged Property or any portion thereof shall be, in Lender's reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

      8. Funds for Taxes and Insurance.

      Subject to the provisions of the Cash Collateral Agreement, Borrower shall pay into the Mortgage Escrow Sub-Account, the following (collectively, the "Mortgage Escrow Amounts"): (i) amounts sufficient to discharge the obligations of Borrower under Section 7(a) hereof as and when they become due, and (ii) following any failure by Borrower to comply with the requirements of Section 5, amounts sufficient to discharge the obligations of Borrower under Section 5 hereof as and when they become due. Subject to the provisions of the following sentence, Lender shall deposit into the Mortgage Escrow Sub-Account $514,192.58 on the ninth day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day). The amounts provided in the immediately proceeding sentence shall be adjusted, from time to time, by Lender in its reasonable discretion in order to comply with the next sentence of this Section 8(a) and any such adjusted amounts shall be deposited by Borrower into the Mortgage Escrow Sub-Account. Subject to Section 8(b) below, the amounts on deposit in the Mortgage Escrow Sub-Account by Borrower pursuant to this Section 8(a) shall be an amount sufficient to pay insurance premiums thirty (30) days in advance of the date when required to be paid pursuant to the provisions of Section 5 and Impositions thirty (30) days prior to the respective dates on which the same become due and payable. If the amount of such premiums and Impositions has not been definitely ascertained by Borrower at the time when any such deposits are to be paid, Lender shall require payment of Mortgage Escrow Amounts based upon the amount of such premiums and Impositions paid for the preceding year, subject to adjustment as and when the amount of such premiums and Impositions are ascertained by Borrower. Any amounts received by Borrower as a refund or rebate of any Impositions (net of any reasonable expenses related to the collection or receipt thereof) shall be deposited by Borrower into the Operating Account within two (2) Business Days of Borrower's receipt thereof and shall be disbursed in accordance with the terms of the Cash Collateral Agreement.
      The Mortgage Escrow Amounts shall be held by the Securities Intermediary pursuant to the terms hereof and pursuant to the Cash Collateral Agreement and shall be applied in accordance with the provisions hereof and in accordance with the Cash Collateral Agreement, to the payment of the obligations in respect of which such Mortgage Escrow Amounts were retained. Upon the occurrence of an Event of Default and the acceleration of the Note, all or any portion of such Mortgage Escrow Amounts may be applied to the Indebtedness in such order or priority as Lender may elect (subject to Sections 20 and 21 hereof) and Lender may exercise any of its rights or remedies with respect to same hereunder, at law or in equity. In the absence of such acceleration, any Mortgage Escrow Amounts held by Securities Intermediary that exceed the actual obligations for which they were retained, shall be held and applied to the next due obligations or otherwise applied by Lender in accordance with the terms hereof. Nothing herein contained shall be deemed to affect any right or remedy of Lender under this Mortgage or otherwise at law or in equity, to pay any such amount and to add the amount so paid to the Indebtedness hereby secured. Any such application of said amounts or any portion thereof to any Indebtedness secured hereby shall not be construed to cure or waive any Default or notice of Default hereunder (or invalidate any act done pursuant to any such Default or notice) until such amounts have been repaid to Lender by Borrower.
      Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any obligations referred to above as soon as the same are received by Borrower, and Lender shall cause the same to be paid when due to the extent of Mortgage Escrow Amounts available therefor. It is expressly acknowledged and agreed that Lender shall have no obligation whatsoever to advance from its own funds any amounts in payment of all or any portion of such obligations.

      9. License to Collect Rents. Lender and Borrower hereby confirm that Lender has granted to Borrower a license to collect and use the Rents as they become due and payable under the Leases in accordance with the provisions of the Assignment of Leases and the Cash Collateral Agreement, until an Event of Default or a Cash Management Event has occurred and is continuing provided that the existence of such right shall not operate to subordinate this assignment of Leases to any subsequent assignment, in whole or in part by Borrower, and any such subsequent assignment shall be subject to Lender's rights under this Mortgage. Borrower further agrees to execute and deliver such assignments of leases as Lender may from time to time reasonably request in order to better assure, transfer and confirm to Lender the rights intended to be granted to Lender with respect thereto. In accordance with the provisions of the Assignment of Leases, upon the occurrence and during the continuance of an Event of Default (1) Borrower agrees that Lender may, but shall not be obligated to, assume the management of the real property, and collect the Rents, applying the same upon the Obligations and (2) Borrower hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the real property to pay the Rents due under the Leases to Lender upon Lender's request. In the event Lender actually receives such Rents, after an Event of Default or a Cash Management Event, any application of the Rents by Lender shall not constitute a misappropriation of the Rents by Borrower pursuant to Section 31 hereof. Upon the occurrence and during the continuance of an Event of Default or a Cash Management Event, Lender shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with this Mortgage, the Assignment of Leases, and applicable law.

      10. Security Agreement. This Mortgage constitutes a financing statement and, to the extent required under UCC 9-402(f) because portions of the Property may constitute fixtures, this Mortgage is to be filed in the office where a mortgage for the Land would be recorded. Lender also shall be entitled to proceed against all or portions of the Mortgaged Property in accordance with the rights and remedies available under UCC 9-501(d). Borrower is, for the purposes of this Mortgage, deemed to be the "Debtor", and Lender is deemed to be the "Secured Party", as those terms are defined and used in the UCC. Borrower agrees that the Indebtedness and Obligations secured by this Mortgage are further secured by security interests in all of Borrower's right, title and interest in and to fixtures, equipment, and other property covered by the UCC, if any, which are used upon, in, or about the Mortgaged Property (or any part) or which are used by Borrower or any other person in connection with the Mortgaged Property. Borrower grants to Lender a valid and effectual security interests in all of Borrower's right, title and interest in and to such personal property (but only to the extent permitted in the case of leased personal property), together with all replacements, additions, and proceeds. Except for Permitted Encumbrances, Borrower agrees that, without the written consent of Lender, no other security interests will be created under the provisions of the UCC and no lease will be entered into with respect to any goods, fixtures, equipment, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Mortgaged Property except as otherwise permitted hereunder. Borrower agrees that all property of every nature and description covered by the lien and charge of this Mortgage together with all such property and interests covered by this security interests are encumbered as a unit, and upon and during the continuance of an Event of Default by Borrower, all of the Mortgaged Property, at Lender's option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests shall not be construed to diminish or alter any of Lender's rights or priorities under this Mortgage.

      11. Transfers, Indebtedness and Subordinate Liens. Unless such action is permitted by the provisions of this Section 11, Section 15 hereof or the provisions of the Cash Collateral Agreement, Borrower shall not, and shall not permit the, (i) Transfer all or any part of the Mortgaged Property, (ii) incur any Debt, (iii) permit any transfer of any interest in Borrower or Managing Member, or (iv) file a declaration of condominium with respect to any Property.

      Sale of Building Equipment. Borrower may transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of a Property free from the Lien of this Mortgage provided that such transfer or disposal will not have a Material Adverse Affect on the value of the Mortgaged Property taken as a whole, will not materially impair the utility of such Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of this Mortgage. Lender shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of this Mortgage.
      Indebtedness. Borrower shall not incur, create or assume any Debt or incur any liabilities without the consent of Lender; provided, however, that if no Event of Default shall have occurred and be continuing, Borrower may, without the consent of Lender, incur, create or assume any or all of the following indebtedness (collectively, "Permitted Debt"):
        the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Mortgage and the other Loan Documents; and
        amounts, not secured by Liens on the Mortgaged Property (other than liens being properly contested in accordance with the provisions of this Mortgage), not to exceed $500,000 in the aggregate, payable by or on behalf of Borrower for or in respect of the operation of the Mortgaged Property in the ordinary course of operating Borrower's business, provided that (but subject to the terms of the next sentence) each such amount shall be paid within sixty (60) days following the date on which each such amount was incurred. Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP (as determined by the Independent Accountant), (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence, and (iv) the required Reserve Amount (as defined in the Cash Collateral Agreement) has been deposited in accordance with the provisions of the Cash Collateral Agreement. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note or other instrument for borrowed money.
      Permitted Transfers. Notwithstanding the above provisions of this Section 11, Borrower may, without the consent of Lender, (i) make transfers of immaterial portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6 hereof) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or amend the Operating Agreements, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Affect on the value of the Property taken as a whole. If Borrower shall receive any net proceeds in connection with any such transfer or other conveyance, Borrower shall have the right to use any such proceeds in connection with any Alterations performed in connection with, or required as a result of, such conveyance. Except as provided below with respect to any Taking, the amount of any net proceeds received by Borrower in excess of the cost of such Alterations shall be deposited in the Replacement Reserve Sub-Account, and shall be available to Borrower for use in performing any further or other Alterations or with respect to the Property. In connection with any transfer, conveyance or encumbrance permitted pursuant to this Section 11(c), Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clause (i) above, to release the portion of the Property affected by such Taking or such transfer from the Lien of this Mortgage or, in the case of clause (ii) above, to subordinate the Lien of this Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:
        a copy of the instrument of transfer; and
        an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property or materially reduce its value.

      All Taking Proceeds shall be applied in accordance with the provisions of Section 6 hereof.

      Transfer of Interests in Mortgagor.

      Notwithstanding anything contained herein to the contrary, a Transfer of up to 49% of the direct or indirect membership interests (including the interest held by Managing Member) in Borrower shall be permitted, provided that, at the time of such Transfer, each of the following conditions is satisfied:

      (i) Borrower and Managing Member each remain a Single Purpose Entity;

      (ii) a Qualifying Manager manages the Property;

      (iii) no Event of Default has occurred and is continuing;

      (iv) Borrower obtains Lender's prior written consent, which consent will not be unreasonably withheld;

      (v) Borrower delivers to Lender a Rating Agency Confirmation; and

      (vi) Borrower continues to directly control the management and day-to-day operations at the Mortgaged Property.

      Deliveries to Lender. Not less than fifteen (15) Business Days prior to the closing of any transaction subject to the provisions of this Section 11, Borrower shall deliver to Lender and, in the event of a Securitization, the Rating Agencies an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this Section 11, together with any appraisal or other documents upon which such Officer's Certificate is based. In addition, Borrower shall provide Lender and, in the event of a Securitization, the Rating Agencies with copies of executed deeds or other similar closing documents within ten (10) days after such closing.

      12. Maintenance of Mortgaged Property; Alterations; Inspection; Utilities.

      Maintenance of Mortgaged Property. Borrower shall keep and maintain the Mortgaged Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Mortgage with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Mortgaged Property in any material respect. Borrower further covenants to do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not remove or demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty in accordance with the terms and conditions hereof.
      No Changes in Use. Except as may be necessary in connection with an Alteration permitted by Section 12(c) hereof, Borrower shall not make any changes or allow any changes to be made in the nature of the use of the Property or any part thereof or initiate or take any action in furtherance of any change in any zoning or other land use classification affecting all or any portion of the Property.
      Conditions to Alteration. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower shall have the right, without Lender's consent, to undertake any alteration, improvement, demolition or removal of the Property or any portion thereof (any such alteration, improvement, demolition or removal, an "Alteration") so long as (i) Borrower provides Lender with prior written notice of any Material Alteration, and (ii) any Alteration is undertaken in accordance with the applicable provisions of this Mortgage and the other Loan Documents, is not prohibited by any relevant Operating Agreements and the Leases and shall not upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion) have a Material Adverse Effect. Any Material Alteration shall be conducted under the supervision of an Independent Architect and no such Material Alteration shall be undertaken until five (5) Business Days after there shall have been filed with Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as an Officer's Certificate stating that such Alteration will involve an estimated cost of more than the Threshold Amount for Alterations at the Property. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Lender, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements.
      Costs of Alteration. Notwithstanding anything to the contrary contained in Section 12(c) hereof, no Material Alteration nor any Alteration which when aggregated with all other Alterations (other than Material Alterations) then being undertaken by Borrower (exclusive of Alterations being directly paid for by Tenants) at the Property exceeds the Threshold Amount, shall be performed by or on behalf of Borrower unless Borrower shall have delivered to Lender Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost of the Material Alteration or the Alterations in excess of the Threshold Amount (as set forth in the Independent Architect's written estimate referred to above). In addition to payment or reimbursement from time to time of Borrower's expenses incurred in connection with any Material Alteration or any such Alteration, the amount of such security shall be reduced on any given date to the excess of the Independent Architect's written estimate of the then remaining cost to complete the Material Alterations or the Alterations (including any retainages), free and clear of Liens, other than Permitted Encumbrances over the Threshold Amount. Costs which are subject to retainage (which in no event shall be less than 5%) shall be treated as due and payable and unpaid from the date they would be due and payable but for their characterization as subject to retainage. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Sections 6(e) and 6(f) hereof, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to Sections 6(e) and 6(f) hereof and which are held by Lender in accordance with Section 6 hereof. Payment or reimbursement of Borrower's expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Sections 6(e) through 6(f) hereof. At any time after substantial completion of any Material Alteration or any such Alteration in respect whereof Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Lender and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer's Certificate, and signed also (as to the following clause (i)) by the Independent Architect, setting forth in substance as follows:
        that the Material Alteration or Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects in accordance with any plans and specifications therefor previously filed with Lender under Section 12(c) hereof and that, if applicable, a certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and
        that to the knowledge of the certifying Person all amounts which Borrower is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7(c) hereof and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where the Property is located).
      Right to Inspect. Lender and any Persons authorized by it may at all reasonable times and upon reasonable notice enter and examine such Property and may inspect all work done, labor performed and materials furnished in and about the Property subject in all instances to the rights of Tenants under Leases. Lender shall have no duty to make any such inspection and shall have no liability or obligation for making (except for its negligence or willful misconduct) or not making any such inspection.

      13. Legal Compliance.

      Borrower and the Mortgaged Property and the use thereof materially comply with all Legal Requirements. Borrower represents and warrants that, as of the date hereof, it has not received written notice of any violation of any Legal Requirement that remains outstanding and which is reasonably likely to have a Material Adverse Effect. Subject to Borrower's right to contest pursuant to Section 7(c) hereof, Borrower shall comply with all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws, consumer protection laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to the Property and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances (collectively, the "Legal Requirements"), except where the failure is not reasonably likely to have a Material Adverse Effect.
      Borrower currently holds all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority which are necessary for Borrower's ownership and operation of the Property or which are necessary for the conduct of Borrower's business thereon. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and will be kept current and in full force and effect.

      14. Books and Records, Financial Statements, Reports and Other Information.

      Books and Records. Borrower will keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Mortgaged Property and the business and affairs of such Borrower relating to the Mortgaged Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower relating to the operation of the Mortgaged Property and to make such copies or extracts thereof as Lender may reasonably require.
      Financial Statements.
        Quarterly Reports. Not later than forty-five (45) days following the end of each calendar quarter (other than the fourth (4th) quarter of any calendar year), Borrower will deliver to Lender (with a copy to the Rating Agencies if the Loan is the subject of a Securitization) unaudited financial statements, internally prepared, in accordance with GAAP, consistently applied, including a balance sheet as of the end of such quarter, and a statement of revenues and expenses through the end of such quarter and for the year to date, a statement of Net Operating Income for such quarter, a statement of profits and losses as to the Property, and a comparison of the year to date results with the results for the same period of the previous year (but only for the period during which the Borrower or any of its Affiliates owned the Property) and with the results that had been projected by Borrower for such period. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower in accordance with GAAP consistently applied, (B) that as of the date of such Officer's Certificate, no Default exists under this Mortgage, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Default, and (C) that as of the date of each Officer's Certificate, no litigation exists involving Borrower or the Mortgaged Property in which the amount involved is $100,000 or more, or, if so, specifying such litigation and the actions being taking in relation thereto in accordance with Section 23 hereof. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.
        Annual Reports. Not later than one hundred and twenty (120) days after the end of each fiscal year of Borrower's operations, Borrower will deliver to Lender (with a copy to the Rating Agencies if the Loan is the subject of a Securitization) audited financial statements, certified by an Independent Accountant in accordance with GAAP consistently applied, covering the Property, including a balance sheet as of the end of such year, a statement of net operating income for the year and for the fourth quarter thereof and a statement of revenues and expenses for such year, and stating in comparative form the figures for the previous fiscal year (but only for the period during which the Borrower or any of its Affiliates owned the Property), as well as the supplemental schedule of net income or loss presenting the net income or loss for the Property and occupancy statistics for the Property, and copies of all federal income tax returns within thirty (30) days of filing. Such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to Section 14(b)(i) hereof.
      Leasing Reports. Not later than forty-five (45) days after the end of each fiscal quarter of Borrower's operations, Borrower will deliver to Lender a true and complete rent roll for the Property, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each lease, whether to Borrower's knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all respects as of its date and stating whether Borrower, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.
      Capital Expenditures Summaries. Borrower shall, within ninety (90) days after the end of each calendar year during the term of the Note, deliver to Lender, and the Rating Agencies, if applicable, an annual summary of any and all capital expenditures made at the Property during the prior twelve (12) month period.
      Budget. Borrower shall deliver to Lender an annual monthly budget for Lender's approval at least forty-five (45) days prior to the commencement of each Fiscal Year. Neither Borrower nor Manager shall change or modify the budget that has been approved by Lender without the prior written consent of Lender.
      MarchFirst Evaluation Period Reports. Borrower shall, on the seventh Business Day of each month, commencing on January 1, 2002, unless Borrower achieves the NCF Threshold earlier, and continuing through the end of the MarchFirst Evaluation Period, deliver to Lender monthly unaudited financial statements, internally prepared in accordance with GAAP, consistently applied, reflecting net cash flow for the Mortgaged Property, measured on a 12-month trailing basis, based on all existing and other tenants and Qualified Tenants as reflected on a certified rent roll for the Mortgaged Property.
      Other Information. Borrower will, promptly after written request by Lender or, if applicable, the Rating Agencies, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested by Lender with respect to the Mortgaged Property.

      15. Compliance with Leases and Agreements.

      Current Leases and Operating Agreements. Borrower represents that it has heretofore delivered to Lender true and complete copies of all Leases and any and all amendments or modifications thereof. The Leases and the Operating Agreements, if any, are in full force and effect. Except as set forth in the schedule of rent arrearages delivered to Lender by Borrower on the date hereof, Borrower has neither given to, nor received any notice of default from, any party to any of the Operating Agreements, if any, or any Lease which remains uncured. To the best of Borrower's knowledge, except as set forth in estoppel certificates delivered to Lender prior to the date hereof, no events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default under any of the Operating Agreements or the Leases on the part of Borrower, or any other party thereunder. Borrower or its predecessors have complied with and performed all of its or their material construction, improvement and alteration obligations with respect to the Property required under the Operating Agreements and the Leases. Borrower will promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the Operating Agreements and the Leases, claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Operating Agreements or the Leases.
        Future Leases. Except as otherwise provided in this Section 15(b), Borrower shall not enter into any Lease, or consent to the assignment of any Lease (unless required to do so by the terms of such Lease), or materially modify any Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Lease, allow a reduction in the term of any Lease or the Rent payable under any Lease, change any renewal provisions of any Lease or materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) (any such action being referred to herein as a "Future Lease") without the prior written consent of Lender.
        Provided no Event of Default shall have occurred, Borrower may enter into any Future Lease, without Lender's prior written consent, that satisfies each of the following conditions (as evidenced by a certificate of Borrower delivered to Lender at least five (5) Business Days prior to Borrower's entry into such Future Lease):
            such Future Lease is written on a standard form of lease submitted by Borrower and approved by Lender for the Property (the "Standard Form Lease"), with only such changes as are commercially reasonable given the then-current market conditions, none of which changes shall violate Section 15(e) and 15(f) hereof;
            if the premises demised under such Future Lease are not more than twenty thousand (20,000) rentable square feet and such Future Lease represents an arm's-length transaction (i.e., the Tenant thereunder is not an Affiliate of Borrower) on terms consistent with the then-prevailing market conditions, as reasonably determined by Lender; and
            if the premises demised under such Future Lease exceed twenty thousand (20,000) rentable square feet and are not more than thirty five thousand (35,000) rentable square feet, then (x) Lender shall have determined, in its reasonable judgment, such determination to be made within five (5) Business Days of Lender's receipt of the certificate of Borrower referred to above, that the Tenant under such Future Lease has sufficient financial strength to meet its obligations under the terms of such Future Lease (provided, however that Lender's approval of such financial strength shall not be required for any Tenant whose senior unsecured indebtedness is rated not less than "BBB" by S&P or "Baa" by Moody's or for any Tenant that has provided a security deposit in an amount not less than three months base rent) and (y) such Future Lease provides for rentals and other economic terms such that the Net Effective Annualized Rent of such Future Lease is not less than the Minimum Rental Value;
            in the case of any proposed Future Lease that does not satisfy the requirements of either Subparagraph (B) or (C) above, Lender shall respond to any request for approval of such Future Lease within five (5) Business Days.
        As used herein, the following terms shall have the following meanings:

        "Net Effective Annualized Rent" means, with respect to any Future Lease, the annual lease payment per square foot calculated by dividing the Rental Stream Net Present Value by such Future Lease over the term of such Future Lease.

        "Rental Stream Net Present Value" means, with respect to any Future Lease, the net present value using an eight percent (8%) discount rate of all base rental payments over the term of the Future Lease (excluding any renewal or extension terms), less (A) the amount of rent forgiven or abated during free rent periods, (B) the amount or value of other tenant concessions or inducements payable or earned over time, (C) assumptions or buyouts of other lease obligations payable or earned over time and (D) the cost of leasing commissions, tenant improvements or allowances, moving expense allowances, or other similar lump-sum cash concessions paid to or for the benefit of tenants of the applicable Future Lease, in each case, taking into account the dates such payments are due or such concessions occur under the applicable Future Lease.

        "Minimum Rental Value" means, with respect to the initial twelve (12) month period commencing on the date hereof (subject to adjustment as specified below), the dollar amount per rentable square foot set forth in the Leasing Parameters Side Letter.

        Borrower shall repropose a Minimum Rental Value for Future Leases at least once every twelve (12) months and may propose modifications of such Minimum Rental Value as frequently as Borrower shall deem appropriate to reflect then-current market conditions. Lender shall approve or disapprove of any proposed modification to the Minimum Rental Value within fifteen (15) Business Days after receipt of notice of such proposed modification, such approval not to be unreasonably withheld.
        Upon the execution of any Future Lease, (i) Borrower shall deliver to Lender an executed copy of the Lease and, in the case of all Space Leases other than those described in Section 15(b)(ii)(B), an additional copy marked to show all changes from the Standard Form Lease, and (ii) Borrower shall deliver a notice to the Tenant under such Future Lease (together with a copy thereof to Lender) directing such Tenant, in accordance with the terms of such Future Lease, to give prior written notice to Lender of its intention to exercise any right it may have to terminate such Future Lease as a result of any default by Borrower.

      Notwithstanding anything to the contrary herein, the terms and provisions of this Section 15(b) shall not apply to Future Leases for any portion of the MarchFirst Space. Future Leases for any portion of the MarchFirst Space shall be governed solely by the terms and provisions of Section 15(c).

      MarchFirst Space. Provided no Event of Default shall have occurred, Borrower may enter into any Future Lease for a portion or all of the MarchFirst Space (each, a "MarchFirst Future Lease"), without Lender's prior written consent, that satisfies each of the following conditions (as evidenced by a certificate of Borrower delivered to Lender at least five (5) Business Days prior to Borrower's entry into such MarchFirst Future Lease):
            each MarchFirst Future Lease shall contain terms and provisions which are equivalent to the then current market for comparable space in the central business district of Chicago, Illinois, provided, however, that from and after the thirty-first (31st) month following the Closing Date, any MarchFirst Future Lease shall be for a rental equal to no less than $18 per square foot;
            each MarchFirst Future Lease shall be for a term equal to, or greater than, thirty-six (36) months;
            each tenant entering into a MarchFirst Future Lease (each, a "Qualified Tenant") shall be a creditworthy entity that has sufficient financial strength to meet its obligations under the terms of such MarchFirst Future Lease (provided, however that Lender's approval of such financial strength shall not be required for any Qualified Tenant whose senior unsecured indebtedness is rated not less than "BBB" by S&P or "Baa" by Moody's or for any Qualified Tenant that has provided a security deposit in an amount not less than four months base rent);
            in the case of any proposed MarchFirst Future Lease that does not satisfy the requirements of each of subparagraphs (A), (B) and (C) above, Lender shall respond to any request for approval of such MarchFirst Future Lease within five (5) Business Days, which approval may be granted or withheld in Lender's reasonable discretion.

      For purposes of releasing the MarchFirst Letter of Credit more fully described in Section 41(c) hereof, a Qualified Tenant shall have had occupied the space demised pursuant to the applicable MarchFirst Future Lease and paid rent pursuant to the terms of the applicable MarchFirst Future Lease for no less than three (3) months (the "MarchFirst Test Period").

      Rent Payments and Security Deposits. Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel (except for tenant default), abridge or otherwise modify, or to accept prepayments of installments of Rent to become due under, any Lease which is in existence at the time of the execution of this Mortgage. All lease securities of Tenants of the Property shall be treated as trust funds and shall not be commingled with any other funds of Borrower. Within ten (10) days after written request by Lender, Borrower shall furnish to Lender satisfactory evidence of compliance with this Section 15, together with a statement of all lease securities deposited with Borrower by the Tenants.
      No Default Under Leases. Borrower shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower under the Leases and the Operating Agreements, if the failure to perform or observe the same would have a Material Adverse Affect; (ii) exercise, within fifteen (15) Business Days after a written request by Lender, any right to request from the Tenant under any Lease or the party to any Operating Agreement a certificate with respect to the status thereof; and (iii) not collect any of the Rents under the Leases more than one (1) month in advance (except that Borrower may collect such security deposits and last month's rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).
      Subordination, Non-Disturbance and Attornment. All Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Mortgage (through a subordination provision contained in such Lease) and shall provide that the Tenant thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in Section 15(f); provided that, Lender shall enter into, and, if required by applicable law to provide constructive notice, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, in form and substance substantially similar to the form attached hereto as Exhibit B (a "Nondisturbance Agreement"), with any Tenant (other than an affiliate of Borrower) entering into a Lease for office space covering in excess of 20,000 square feet or for retail space covering in excess of 5,000 square feet after the date hereof or, within ten (10) Business Days after written request therefor by Borrower, with any other Tenant under any Lease or prospective Lease (other than a Lease to an Affiliate of Borrower) existing on the date hereof or made or to be made in accordance with the provisions of this Section 15, provided that, with respect to any Lease entered into after the date hereof, such request is accompanied by an Officer's Certificate stating that such Lease complies in all respects with this Section 15. All reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any Nondisturbance Agreement including, without limitation, reasonable attorneys' fees and disbursements shall be paid by Borrower (in advance, if requested by Lender).
      Attornment. Each Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Mortgage, the Tenant under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, subject to Lender's and such Tenant's delivery of a Nondisturbance Agreement (if such Nondisturbance Agreement is required pursuant to the provisions of Section 15(e) above), attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, any act or omission of or default by Borrower under any such Lease (but the Lender, or such successor, shall be subject to the continuing obligations of the landlord first arising from and after such succession to the extent of Lender's, or such successor's, interest in the Property) or (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower. Each such Tenant, upon the reasonable request by Lender or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment subject to Lender's delivery of a Nondisturbance Agreement to such Tenant (if such Nondisturbance Agreement is required pursuant to the provisions of Section 15(e) above).

      16. Borrower's Existence; Organization and Authority. For so long as this Mortgage remains of record, Borrower shall do all things necessary to preserve and keep in full force and effect its existence, rights and privileges as a limited liability company and its right to own property or transact business in the state in which the Property is located. For so long as any portion of the Indebtedness shall remain outstanding, Borrower shall do all things necessary to continue to be, a Single Purpose Entity (including without limitation, ensuring that each general partner or managing member, as applicable, continues as a Single Purpose Entity), and shall prevent the Managing Member from amending such Managing Member's articles of incorporation or bylaws, or other formation documents, in any manner that would enable such Managing Member to expand such Borrower's business purposes beyond those specified in such documents as of the date hereof. Borrower hereby represents and warrants that it (i) is a duly organized and validly existing limited liability company under the laws of the state of its formation, (ii) has the power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is qualified to do business in the State of Illinois, and (iii) has the requisite power to execute and deliver and perform its obligations under this Mortgage, the Note and each of the other Loan Documents. The execution and delivery by Borrower of this Mortgage, the Note and each of the other Loan Documents to be executed by Borrower, Borrower's performance of its respective obligations thereunder and the creation of the Mortgage and Liens provided for in this Mortgage have been duly authorized by all requisite action on the part of Borrower, and will not violate in any material respect any Legal Requirement, any order of any court or other Governmental Authority, Borrower's certificate of organization or operating agreement or any material indenture, agreement or other instrument to which Borrower is a party, or by which Borrower is bound; and will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any of the foregoing, or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of Borrower except the Liens created hereunder. Borrower is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Note or the other Loan Documents by Borrower other than those which have already been obtained or filed. Borrower further represents and warrants that it is and, so long as any portion of the Indebtedness shall remain outstanding, shall do all things necessary to continue to be, a Single-Purpose Entity.

      17. Protection of Security; Costs and Expenses. Borrower shall appear in and defend any action or proceeding of which it has notice purporting to affect the security hereof or the rights or powers of Lender hereunder and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding, and in any suit brought by Lender to foreclose this Mortgage or to enforce or establish any other rights or remedies of Lender hereunder upon the occurrence and during the continuance of an Event of Default. If an Event of Default occurs under this Mortgage, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Mortgage or which adversely affects Lender or Lender's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, enforcement of, or proceedings of any nature whatsoever under any Legal Requirement affecting the Mortgaged Property or involving Borrower's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Lender, upon reasonable notice to Borrower, may, but without obligation to do so and without releasing Borrower from any obligation hereunder, make such appearances, disburse such reasonable sums and take such action as Lender reasonably deems necessary or appropriate to protect Lender's interest in the Mortgaged Property, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Lender appears to be prior or superior hereto; provided, however, that the foregoing shall be subject to Borrower's rights to contest under Section 7(c) hereof and Lender shall not pay or discharge any lien, encumbrance or charge being contested by Borrower in accordance with Section 7(c) hereof. Borrower further agrees to pay all reasonable costs and expenses of Lender including reasonable attorneys' fees and disbursements incurred by Lender in connection with (a) the negotiation, preparation, execution and delivery of this Mortgage, the Note and the other Loan Documents, and (b) the enforcement of its rights under this Mortgage, the Note, and the other Loan Documents, but not including ordinary in-house costs of administering the Loan. All of the costs, expenses and amounts set forth in this Section 17 shall be payable by Borrower, on demand and, together with interest thereon at the Default Rate, if the same are not paid within ten (10) Business Days after demand therefor by Lender, until the date of repayment by Borrower, shall be deemed to be Indebtedness hereunder and shall be a Lien on the Mortgaged Property prior to any right, title, interest or claim upon the Mortgaged Property (subject to the provisions of Section 11(c) hereof). Nothing contained in this Section 17 shall be construed to require Lender to incur any expense, make any appearance, or take any other action.

      18. Management of the Mortgaged Property.

      For purposes hereof, a "Qualifying Manager" shall mean Parkway Realty Services, LLC, a Delaware limited liability company, and any other property manager acceptable to Lender that, as of the date of such designation, manages not less than five million (5,000,000) rentable square feet of first-class office space in Chicago, Illinois and, if the Loan is the subject of a Securitization, which is approved pursuant to a Rating Agency Confirmation as hereinafter set forth. Borrower shall notify Lender and, if the Loan is the subject of a Securitization, the Rating Agencies in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualifying Manager of the Property not less than thirty (30) days before such Qualifying Manager begins to manage the Property and, if the Loan is the subject of a Securitization, shall obtain prior to any appointment of a Qualifying Manager a Rating Agency Confirmation. Any modifications or amendments to the existing management agreement shall be subject to the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed.
      It is acknowledged and agreed that a Qualifying Manager may be retained at Lender's direction at any time following the occurrence and during the continuance of an Event of Default.
      Upon the retention of a Qualifying Manager, Lender shall have the right to approve (which approval shall not be unreasonably withheld or delayed) any new management agreement with such Qualifying Manager. If the Loan is the subject of a Securitization, Borrower shall provide a copy of such new management agreement to the Rating Agencies.
      It is acknowledged and agreed that, pursuant to the Manager's Consent, Lender has certain rights to terminate the Management Agreement.
  ARTICLE

  REMEDIES

  19. Lender's Right to Perform. Upon the occurrence and during the continuance of an Event of Default with respect to the performance of any of the Obligations contained herein, Lender may, without waiving or releasing Borrower from any Obligation or Default under this Mortgage, but shall not be obligated to, at any time perform the Obligations giving rise to such Event of Default, and the cost thereof, with interest at the Default Rate from the date of payment by Lender to the date such amount is paid by Borrower, shall immediately be due from Borrower to Lender and the same shall be secured by this Mortgage and shall be a Lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the Lien of this Mortgage (subject to the provisions of Section 11(c) hereof). No payment or advance of money by Lender under this Section 19 shall be deemed or construed to cure Borrower's Default or waive any right or remedy of Lender hereunder.

  20. Remedies. Upon the occurrence and during the continuation of an Event of Default, Lender may take such actions against Borrower, subject to Section 31 hereof, and/or against the Mortgaged Property or any portion thereof as Lender determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below or as required under applicable law. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Lender's determination of appropriate action may be based on an appropriate real estate or other consultant and/or counsel, and Lender may rely conclusively on such advice. Borrower shall pay such consultant's and reasonable attorney's fees and expenses incurred by Lender pursuant to this Section 20. Such actions may include, without limitation, the following:

      Acceleration. Subject to any applicable provisions of the Note and the other Loan Documents, Lender may declare all or any portion of the unpaid principal balance under the Note, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.
      Entry. Subject to the provisions and restrictions of applicable law, Lender, personally, or by its agents or attorneys, at Lender's election, may enter into and upon all or any part of the Mortgaged Property (including the Property and any part thereof), and may exclude Borrower, its agents and servants therefrom (but such entry shall be subject to any Nondisturbance Agreements then in effect); and Lender, having and holding the same, may use, operate, manage and control the Mortgaged Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receiver. Upon every such entry, Lender may, at the reasonable expense of the Mortgaged Property and/or Borrower, from time to time, either by purchase, repair or construction, maintain and restore the Mortgaged Property or any part thereof, and may insure and reinsure the same in such amount and in such manner as may seem to them to be advisable. Similarly, from time to time, Lender may, at the expense of Borrower (which amounts may be disbursed by Lender from the Mortgaged Property on behalf of Borrower), make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Mortgaged Property or any part thereof as it may seem advisable. Lender or its designee shall also have the right to manage and operate the Mortgaged Property or any part thereof and to carry on the business thereof and exercise all rights and powers of Borrower with respect thereto, either in the name of Borrower or otherwise, as may seem to them to be advisable. In confirmation of the grant made in Granting Clause (F) hereof, in the case of the occurrence and continuation of an Event of Default, Lender shall be entitled to collect and receive all Rents to be applied in the order of priorities and amounts as shall be provided for in Section 21 hereof. Lender shall be liable to account only for rents, issues and profits and other proceeds actually received by Lender.
      Foreclosure. Prior to taking title to the Property (whether by foreclosure, deed in lieu or otherwise), Lender shall obtain, at Borrower's reasonable expense a new phase I environmental report with respect to the Property, and such additional environmental studies as may be recommended in such phase I report.
        Lender, with or without entry, personally or by its agents or attorneys, insofar as applicable, and in addition to any and every other remedy, may (i) sell to the extent permitted by law, in a commercially reasonable manner, and pursuant to the power of sale granted herein, all and singular the Mortgaged Property, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such times and places as required or permitted by law and as are customary in any county or parish in which a Property is located and upon such terms as Lender may fix and specify in the notice of sale to be given to Borrower (and on such other notice published or otherwise given as provided by law), or as may be required by law; (ii) institute proceedings for the complete or partial foreclosure of this Mortgage under the provisions of the laws of the jurisdiction or jurisdictions in which the Mortgaged Property or any part thereof is located, or under any other applicable provision of law; or (iii) take all steps to protect and enforce the rights of Lender, whether by action, suit or proceeding in equity or at law (for the specific performance of any covenant, condition or agreement contained in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy), or otherwise, as Lender, being advised by counsel and its financial advisor, shall deem most advisable to protect any of Lender's rights or enforce any of Borrowers' duties hereunder.
        Lender may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property remaining unsold, but shall continue unimpaired until the entire Mortgaged Property shall have been sold.
        With respect to the Property, this Mortgage is made upon any statutory conditions of the State in which such Property is located, and, for any breach thereof or any breach of the terms of this Mortgage, Lender shall have the statutory power of sale, if any, provided for by the laws of such State.
      Specific Performance. Lender, in its sole and absolute discretion, may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.
      Enforcement of Note. Subject to Section 31 hereof and to the extent permitted under the provisions of applicable law, Lender may recover judgment on the Note (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.
      Sale of Mortgaged Property; Application of Proceeds.
        Lender may postpone any sale of all or any part of the Mortgaged Property to be made under or by virtue of this Section 20 by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time, thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.
        Upon the completion of any sale made by Lender under or by virtue of this Section 20, Lender shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights so sold. Lender is hereby appointed the true and lawful irrevocable attorney-in-fact of Borrower in its name and stead or in the name of Lender to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and, for that purpose, Lender may execute all necessary deeds and other instruments of assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that such attorney or attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Borrower shall, nevertheless, if so requested in writing by Lender, ratify and confirm any such sale or sales by executing and delivering to Lender or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Lender, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 20 shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of Borrower in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, against Borrower, its successors and assigns and any Person claiming through or under Borrower and its successors and assigns.
        The receipt of Lender for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Mortgage, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.
        Upon any sale made under or by virtue of this Section 20, Lender may bid for and acquire the Mortgaged Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Note secured by this Mortgage the net proceeds of sale, after deducting therefrom the expense of the sale and the costs of the action and any other sums which Lender is authorized to deduct under this Mortgage. The person making such sale shall accept such settlement without requiring the production of the Note or this Mortgage, and without such production there shall be deemed credited to the Indebtedness and Obligations under this Mortgage the net proceeds of such sale. Lender, upon acquiring the Mortgaged Property or any part thereof, shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.
      Voluntary Appearance; Receivers. After the happening, and during the continuance of, any Event of Default, and immediately upon commencement of (i) any action, suit or other legal proceeding by Lender to obtain judgment for the principal and interest on the Note and any other sums required to be paid pursuant to this Mortgage, or (ii) any action, suit or other legal proceeding by Lender of any other nature in aid of the enforcement of the Loan Documents or any of them, Borrower will (a) enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment of one or more receivers of the Mortgaged Property and of the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default, or upon the filing of a bill in equity to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Lender, Lender shall be entitled, as a matter of right, if it shall so elect, without notice to any other party and without regard to the adequacy of the security of the Mortgaged Property, forthwith, either before or after declaring the principal and interest on the Note to be due and payable, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as a court or courts shall confer, which may include, without limitation, any or all of the powers which Lender is authorized to exercise by the provisions of this Section 20, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize. Notwithstanding the foregoing, upon Default, Lender as a matter of right may appoint or secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Borrower hereby irrevocably consents and agrees to such appointment, without notice to Borrower and without regard to the value of the Mortgaged Property or adequacy of the security for the Indebtedness and without regard to the solvency of the Borrower or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Rents with respect to any of the Mortgaged Property pursuant to this Mortgage, or the Assignment of Leases.
      UCC Remedies. Lender may exercise any or all of the remedies granted to a secured party under the UCC, specifically including, without limitation, the right to recover the reasonable attorneys' fees and other expenses incurred by Lender in the enforcement of this Mortgage or in connection with Borrower's redemption of the Improvements or Building Equipment. Lender may exercise its rights under this Mortgage independently of any other collateral or guaranty that Borrower may have granted or provided to Lender in order to secure payment and performance of the Obligations, and Lender shall be under no obligation or duty to foreclose or levy upon any other collateral given by Borrower to secure any Obligation or to proceed against any guarantor before enforcing its rights under this Mortgage.
      Leases. Lender may, at its option, before any proceeding for the foreclosure (or partial foreclosure) or enforcement of this Mortgage, treat any Lease which is subordinate by its terms to the Lien of this Mortgage, as either subordinate or superior to the Lien of this Mortgage.
      Other Rights. Lender may pursue against Borrower any other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents, subject to the provisions of Section 31 hereof.
      Retention of Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Borrower, or any of its property, or of the Mortgaged Property or any part thereof, Lender, to the extent permitted by law, shall be entitled to retain possession and control of all property now or hereafter granted to or held by Lender under this Mortgage.
      Suits by Lender. All rights of action under this Mortgage may be enforced by Lender without the possession of the Note and without the production thereof or this Mortgage at any trial or other proceeding relative thereto, provided , however, Lender shall in any event certify that it is the current holder of the Note. Any such suit or proceeding instituted by Lender shall be brought in the name of Lender and any recovery of judgment shall be subject to the rights of Lender.
      Remedies Cumulative. Subject to Section 31 hereof, no remedy herein conferred upon or reserved to Lender shall exclude any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of Lender to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given to Lender by this Mortgage may be exercised from time to time and as often as Lender may deem expedient. Nothing in this Mortgage shall affect Borrower's obligations to pay the principal of, and interest on, the Note in the manner and at the time and place expressed in the Note.
      Waiver of Rights. Borrower agrees that, to the fullest extent permitted by law, it will not at any time, (1) insist upon, plead or claim or take any benefit or advantage of any stay, extension or moratorium law, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (2) claim, take or insist upon any benefit or advantage of any law, now or at any time hereafter in force, providing for valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction or (3) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States or any State or otherwise to redeem the property and rights sold pursuant to such sale or sales or any part thereof. Borrower hereby expressly waives all benefits and advantages of such laws, and covenants, to the fullest extent permitted by law, not to hinder, delay or impede the execution of any power herein granted or delegated to Lender, but will suffer and permit the execution of every power as though no such laws had been made or enacted. Borrower for itself and all who may claim through or under it, waives, to the extent it lawfully may do so, any and all homestead rights and, any and all rights to reinstatement, any and all right to have the property comprising the Mortgaged Property marshaled upon any foreclosure of the Lien hereof.

      21. Application of Proceeds.

      Sale Proceeds. The proceeds of any sale or foreclosure of the Mortgaged Property or any portion thereof shall be applied to the following in the following order of priority the payment of: (i) the costs and expenses of the foreclosure proceedings with respect to such Property (including reasonable counsel fees and disbursements actually incurred and advertising costs and expenses), liabilities and advances made or incurred under this Mortgage, and reasonable receivers' and trustees' fees and commissions and fees and expenses incurred by Lender, together with interest at the Default Rate to the extent payable, (ii) any other sums advanced by Lender (or any advancing agent on its behalf) in accordance with the terms hereof and not repaid to it by Borrower, together with interest at the Default Rate to the extent payable, (iii) all sums due under the Note in the order of priority set forth therein, and (iv) any surplus to Borrower or other party legally entitled thereto.
      Other Proceeds. All Proceeds or other amounts collected by Lender and applied to pay interest or principal of the Note or other amounts due on this Mortgage following an Event of Default and acceleration of the Note shall be applied (1) first, to reimburse any expenses related to such collection and (2) thereafter, as provided in Section 21(a) hereof. If the Note have not been accelerated, any amount available to make payments or applied in lieu of such payments thereon shall be applied (1) first, to interest due or overdue on the Note, (2) then, to principal due or overdue on the Note, and (3) thereafter, to Borrower.

  ARTICLE

  MISCELLANEOUS

  22. CERTAIN WAIVERS. TO INDUCE LENDER TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE NOTE AND THIS MORTGAGE, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH OF LENDER, BORROWER AND MANAGING MEMBER EXPRESSLY AND IRREVOCABLY HEREBY, IN ADDITION TO AND NOT IN DEROGATION OF ALL OTHER WAIVERS CONTAINED IN THE NOTES, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS, WAIVE AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY, OR COUNTERCLAIM ASSERTED BY LENDER WHICH ACTION, PROCEEDING OR COUNTERCLAIM ARISES OUT OF OR IS CONNECTED WITH THIS MORTGAGE, THE NOTE OR ANY OTHER LOAN DOCUMENT.

  23. Notice of Certain Occurrences. In addition to all other notices required to be given by Borrower hereunder, Borrower shall give notice to Lender and, if the Loan is the subject of a Securitization, the Rating Agencies promptly upon the occurrence of: (a) any Default or Event of Default; (b) any litigation or proceeding affecting Borrower or the Mortgaged Property or any part thereof in which the amount involved is One Hundred Thousand Dollars ($100,000) or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; (c) a material adverse change in the business, operations, property or financial condition of Borrower or the Mortgaged Property; and (d) together with the quarterly financial statements required to be delivered hereunder, a list of all litigation and proceedings affecting Borrower or the Mortgaged Property or any part thereof in which the amount involved is One Hundred Thousand Dollars ($100,000) or more, whether or not covered by insurance and whether or not injunctive relief is being sought.

  24. Taxation. In the event that, after the date hereof, a law of the United States or the State of New York or the State of Illinois is passed, either (a) changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, or (b) imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, in each case other than income taxes, franchise taxes, or withholding taxes, that materially adversely affects Lender, Lender shall have the right to declare the Note due on a date to be specified by not less than thirty (30) days' written notice to be given to Borrower unless within such thirty (30) day period Borrower shall assume as an obligation hereunder the payment of any tax so imposed until full payment of the Note provided such assumption shall be permitted by law.

  25. Notices. Any notice, election, request, demand, report or statement which by any provision of this Mortgage is required or permitted to be given or served hereunder shall be in writing and shall be given or served by (i) hand delivery against receipt, (ii) next day delivery by any nationally recognized overnight courier service providing evidence of the date of delivery, (iii) by certified mail return receipt requested, postage prepaid or (iv) by facsimile with receipt confirmation and a confirmation copy sent in the manner provided in clauses (i), (ii) or (iii). Any notice shall be addressed to the addresses set forth below or to such other address as shall be designated by such party in a written notice to the other party.

  If to Borrower:             Parkway 233 North Michigan, LLC

                                      c/o Parkway Properties, LP

                                      One Jackson Place

                                      188 East Capitol Street, Suite 1000

                                      Jackson, Mississippi 39201-2195

                                      Attention: Marshall A. Loeb

                                      Telephone: (601) 948-4091

                                      Fax: (601) 949-4077

  with a copy to:              Forman, Perry, Watkins, Krutz & Tardy, PLLC

                                      188 East Capitol Street, Suite 1200

                                      Jackson, Mississippi 39201

                                      Attention: Steven M. Hendrix, Esq.

                                      Telephone: (601) 960-8603

                                      Facsimile: (601) 960-8609

  If to Lender:                 German American Capital Corporation

                                      31 West 52nd Street, 17th Floor

                                      New York, New York 10019

                                      Attention: Christopher E. Tognola and General Counsel

                                      Telephone: (212) 469-5000

                                      Facsimile: (212) 469-8173

  with a copy to:              Midland Loan Services, L.P.

                                      210 West 10th Street

                                      Kansas City, Missouri 64105

                                      Attention: Jan Sternin

                                      Telephone: (816) 292-8633

                                      Facsimile: (816) 435-6818

  and copy to:                 Skadden, Arps, Slate, Meagher & Flom LLP

                                      Four Times Square

                                      New York, New York 10036

                                      Attention: Harvey R. Uris Esq.

                                      Telephone: (212) 735-3000

                                      Facsimile: (212) 735-2000

                 All notices, elections, requests and demands required or permitted under this Security Instrument shall be in the English language. All notices, elections, requests and demands under this Security Instrument shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

  26. No Oral Modification. This Mortgage may not be waived, altered, amended, modified, changed, discharged or terminated orally but only by a written agreement signed by the party against which enforcement is sought.

  27. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

  28. Successors and Assigns. All covenants of Borrower contained in this Mortgage are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so. All such covenants of Borrower shall run with the land and bind Borrower, the successors and assigns of Borrower (and each of them) and all subsequent owners, encumbrancers and Tenants of the Mortgaged Property, and shall inure to the benefit of Lender, its successors and assigns.

  29. Governing Law. This Mortgage and the obligations arising hereunder shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America except that at all times the provisions for the creation, perfection and enforcement of the Liens and mortgage created pursuant to this Mortgage with respect to the Property and pursuant to the Assignment of Leases shall be governed by the laws of the State in which the Property is located. Whenever possible, each provision of this Mortgage shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Mortgage. Nothing contained in this Mortgage or in any Loan Document shall require Borrower to pay or Lender to accept any sum in any amount which would, under applicable law, subject Lender to penalty or adversely affect the enforceability of this Mortgage. In the event that the payment of any sum due hereunder or under any Loan Document would have such result under applicable law, then, ipso facto, the obligation of Borrower to make such payments shall be reduced to the highest sum then permitted under applicable law and appropriate adjustment shall be made by Borrower and Lender.

  30. No Waiver. No failure by Lender to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of Lender with respect to any other then existing or subsequent breach.

  31. Non-Recourse Obligations. Notwithstanding anything in this Mortgage (other than as set forth in Section 36 hereof and except as provided in the Guaranty), the Note or the other Loan Documents, no personal liability shall be asserted by Lender or enforceable against (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Person owning directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower, or (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the "Exculpated Parties") by Lender in respect of the Obligations, this Mortgage, the Note, the Property or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender and each successive holder of the Note and this Mortgage shall accept the Note and this Mortgage upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Lender's remedies in its sole discretion shall be any or all of:

        foreclosure of the lien of this Mortgage in accordance with the terms and provisions set forth in this Mortgage;
        action against any other security at any time given to secure the payment of the Note and under the other Loan Documents; and
        exercise of any other remedy set forth in this Mortgage or any other Loan Document which is not inconsistent with the terms of this Section 31.

      The lien of any judgment against Borrower and any proceeding instituted on, under or in connection with the Note or this Mortgage, or both, or any other Loan Document (other than the Guaranty) shall not extend to any property now or hereafter owned by such Borrower or any Exculpated Party other than the Net Operating Income from, and the ownership interest of such Borrower in, the Mortgaged Property and the other security for the payment of the Note or this Mortgage, from and after the time of the entry of such judgment.

      Notwithstanding anything to the contrary in this Mortgage or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by this Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

      Notwithstanding anything in this Mortgage to the contrary, there shall at no time be any limitation on Borrower's liability for the payment, in accordance with the terms of the Note and this Mortgage, to Lender of: (1) any loss or damage by reason of the fraudulent acts of Borrower, (2) condemnation proceeds or insurance proceeds which Borrower has received and to which Lender is entitled pursuant to the terms of this Mortgage or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under the Note or under this Mortgage, or used for the repair or replacement of the Mortgaged Property pursuant to this Mortgage, or (3) all loss, damage and expense as incurred by Lender and arising from any fraud, or intentional misrepresentation of Borrower, or (4) any knowing misappropriation of Rents or security deposits by Borrower or any Affiliate of Borrower, or (5) any loss or damage occurring by reason of all or any part of the Mortgaged Property being encumbered by a voluntary Lien (other than this Mortgage) granted by Borrower, or (6) after an Event of Default by Borrower hereunder, under the Note or under any other Loan Document, any Rents, issues, profits and/or income collected by Borrower and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Mortgaged Property, or (7) non-payment of Impositions and insurance premiums to the extent of cash flow from the Property, or (8) physical damage to the Mortgaged Property from waste committed or permitted by Borrower; or (9) loss or damage occurring by reason of the failure of Borrower to comply with any of the provisions of Section 36, or (10) the Estoppel and SNDA Indemnity Obligations, or (11) the amount of the MarchFirst Letter of Credit if (i) the MarchFirst Letter of Credit expires without a renewal or replacement thereof being provided to Lender pursuant to the provisions of Section 41(c)(ii), or (ii) Lender fails to draw on the MarchFirst Letter of Credit pursuant to the provisions of Section 41(c)(v), (12) reasonable attorney's fees incurred by Lender in connection with suit filed on account of any of the foregoing clauses (1) through (11).

      32. Further Assurances. Borrower, at its own expense, will execute, acknowledge and deliver all such reasonable further acts, documents or instruments including security agreements on any building equipment included or to be included in the Mortgaged Property and a separate assignment of each Lease and take all such actions as Lender from time to time may reasonably request to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender under this Mortgage or the other Loan Documents. Borrower shall notify Lender no less than thirty (30) days prior to a change of address.

      33. Estoppel Certificates. Borrower and Lender each will, from time to time, upon twenty (20) days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to Lender, a certificate signed by an authorized officer or officers and in the case of a request to Borrower, an Officer's Certificate, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note. The estoppel certificate from Borrower shall also state either that, to Borrower's best knowledge and based on no independent investigation, no Default exists hereunder or, if any Event of Default shall exist hereunder, specify any Event of Default of which Borrower has actual knowledge and the steps being taken to cure such Event of Default.

      34. Indemnification by Borrower. Subject to the non-recourse provisions of Section 31 hereof, Borrower will protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the "Indemnified Parties") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Mortgaged Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Insurance Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) the Indemnified Parties or any of them or their designee taking possession or control of the Property, unless caused solely by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Mortgaged Property): (1) ownership of Borrower's interest in the Mortgaged Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Mortgaged Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Mortgaged Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Mortgage or any of the other Loan Documents or any failure on the part of Borrower to perform or comply with any of the material terms of any Lease or Operating Agreement within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7(c) hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases or (9) the presence at, in or under the Property or the Improvements of any Hazardous Substances in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section 34 which are not paid within ten (10) Business Days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Mortgage. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower's reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower's expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided further that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding and claim the benefit of this Section 34 with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Lender reasonably determines that Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and has provided Borrower with thirty (30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding subject only to Borrower's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section 34 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.

      35. Release of Property. If Borrower shall pay or cause to be paid or defeased, as applicable, the principal of and interest on the Note in full at maturity or as permitted in accordance with the terms thereof and all other Indebtedness payable to Lender hereunder by Borrower or secured hereby or by the other Loan Documents and all of the payment Obligations shall have been performed or defeased, as applicable, then this Mortgage and all the other Loan Documents shall be discharged and satisfied or assigned (to Borrower or to any other Person at Borrower's direction and without representation or warranty by, or recourse to, Lender), at Borrower's option, without warranty (except that Lender shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents), at the expense of Borrower upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Loan Documents, Lender will return to Borrower the Note and all insurance policies relating to the Mortgaged Property which may be held by Lender, any amounts held in escrow pursuant to this Mortgage, or otherwise, and any part of the Mortgaged Property or other Collateral that may be in its possession and, on the written request and at the expense of Borrower, will execute and deliver such instruments of conveyance, assignment and release (including appropriate UCC-3 termination statements) prepared by Borrower and as may reasonably be requested by Borrower to evidence such release and satisfaction, or assignment, and any such instrument, when duly executed by Lender and, if appropriate, duly recorded by Borrower in the places where this Mortgage and each other Loan Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Loan Documents.

      36. Environmental Matters.

      Representations. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender (the "Environmental Reports"), (i) Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to Borrower's knowledge, no tenant, occupant or user of the Property, nor any other person, has during Borrower's ownership of the Property, engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to Borrower's knowledge, no Hazardous Substances are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to Borrower's knowledge, no Hazardous Substances have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) to Borrower's knowledge, no Hazardous Substances have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.
      Covenants. Subject to Borrower's right to contest under Section 7(c) hereof, Borrower covenants and agrees with Lender that it shall comply with all Environmental Laws. If at any time during the continuance of the Lien of this Mortgage, a Governmental Authority having jurisdiction over the Mortgaged Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an "Environmental Event"), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within (30) thirty days after Borrower has knowledge of the occurrence of an Environmental Event, such Borrower shall deliver to Lender an Officer's Certificate (an "Environmental Certificate") explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any.
      Environmental Indemnification. Borrower shall protect, indemnify, save, defend, and hold harmless Lender and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the "Indemnified Environmental Parties") from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Environmental Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Substances affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Substances, whether or not such condition was known or unknown to Borrower provided that, in each case, Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to (1) the foreclosure of this Mortgage with respect to such Property, (2) the delivery by Borrower to Lender or its designee of a deed-in-lieu of foreclosure with respect to such property, or (3) Lender's or its designee's taking possession and control of the Property after the occurrence of an Event of Default hereunder and such obligation is a result of the acts or omissions of any Indemnified Party or its designee. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender's notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower's expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Environmental Party shall have the right to employ separate counsel at Borrower's expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Environmental Party and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an Indemnified Environmental Party for damage or loss resulting from such Indemnified Environmental Party's gross negligence or willful misconduct.
      Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Mortgage or in any other Loan Document, the indemnification provided in Section 36(c) hereof shall be fully recourse to Borrower (but not to (i) any Affiliate of such Borrower, (ii) any Person owning directly or indirectly, any legal or beneficial interest in such Borrower or any Affiliate of Borrower, or (iii) any partner, member, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of such Borrower or of any Persons described in clauses (i) through (ii) above) and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created under this Mortgage, and/or the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of this Mortgage or conveyance in lieu of foreclosure.
      Survival. The provisions of this Section 36 shall survive the release of this Mortgage and the repayment of the Loan.

      37. Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

      38. Merger, Conversion, Consolidation or Succession to Business of Lender. Any corporation into which Lender may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Lender shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of Lender, shall be the successor of Lender hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. Lender shall provide the Rating Agencies with written notice of any merger or conversion to be undertaken pursuant to this Section 38 no less than thirty (30) days prior to such merger or conversion.

      39. No Endorsement. Lender shall not become or be considered to be an endorser, co-maker or co-obligor on the Note or on any obligation of Borrower secured by this Mortgage or otherwise.

      40. Liability of Assignees of Lender. No assignee of Lender (an "Assignee") shall have any personal liability, directly or indirectly, under or in connection with this Mortgage or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no Assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this Section 40 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any Assignee's negligence or willful misconduct.

      41. Reserves.

      TI and Leasing Reserve.
        Borrower shall deposit, or cause to be deposited, $0.00 on the Closing Date and $161,745.00 (the "TI and Leasing Reserve Amount") on each Payment Date (as defined in the Note) into the TI and Leasing Reserve Subaccount. The TI and Leasing Reserve Subaccount shall be maintained at Clearing Bank and proceeds therefrom shall be applied in accordance with this Mortgage.
        Provided that no Event of Default shall have occurred and be continuing and no Cash Management Period has occurred, Lender shall make disbursements from the TI and Leasing Reserve Account to Borrower from time to time, but not more than once during each calendar month, to pay for tenant improvements and leasing commissions associated with existing Leases or new Leases for which Lender's consent has been obtained or for which Lender's consent is not required pursuant to the terms of Section 15, provided that such amounts shall not exceed the prevailing market amount for such items in properties similar to the Property. In no event shall Lender be obligated to disburse funds from the TI and Leasing Reserve Account if an Event of Default exists. Schedule 1 attached hereto sets forth unpaid tenant improvements and leasing commissions for existing Leases as of the date hereof.
        Each request for disbursement from the TI and Leasing Reserve Account shall be in a form reasonably specified or reasonably approved by Lender and be submitted together with an Officer's Certificate specifying the specific items for which the disbursement is requested and the cost of each tenant improvement item and leasing commission amount and updated title search against the Mortgaged Property disclosing no liens, charges or encumbrances other than Permitted Encumbrances at least ten (10) Business Days prior to the date of the requested disbursement. Each request for disbursement shall include copies of invoices for all costs incurred and each request shall include evidence satisfactory to Lender of payment of all such amounts or an Officer's Certificate that such amounts will be paid with such proceeds. Each disbursement from the TI and Leasing Reserve Account shall be subject to Lender's reasonable inspection of the Mortgaged Property to confirm the compliance with the terms of this Mortgage. Borrower shall not make a request for disbursement from the TI and Leasing Reserve Account more frequently than once in any calendar month and the total amount of any request shall not be less than $75,000 (except with respect to the final request for a particular tenant improvement or leasing commission).
      Replacement Reserve.
        Borrower shall deposit, or cause to be deposited, $0.00 on the Closing Date and $21,322.00 (the "Replacement Reserve Amount") on each Payment Date into the Replacement Reserve Account. The Replacement Reserve Subaccount shall be maintained at Clearing Bank and proceeds therefrom shall be applied in accordance with this Mortgage.
        Provided that no Event of Default shall have occurred and be continuing and no Cash Management Period has occurred, Lender shall make disbursements from the Replacement Reserve Subaccount to Borrower from time to time, but not more than once during each calendar month, upon delivery to Lender of evidence reasonably satisfactory to Lender that replacement and deferred maintenance items identified on Schedule 2 attached hereto or other replacement and deferred maintenance items reasonably approved by Lender have been completed, which work shall be subject to the reasonable inspection of Lender for compliance with the requirements of this Mortgage. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Subaccount if an Event of Default exists.
        Each request for disbursement from the Replacement Reserve Subaccount shall be in a form reasonably specified or reasonably approved by Lender and be submitted together with an Officer's Certificate specifying the specific items for which the disbursement is requested and the cost of each replacement and deferred maintenance item and updated title search against the Mortgaged Property disclosing no liens, charges or encumbrances other than Permitted Encumbrances at least ten (10) Business Days prior to the date of the requested disbursement. Each request for disbursement shall include copies of invoices for all costs incurred and each request shall include evidence satisfactory to Lender of payment of all such amounts or an Officer's Certificate that such amounts will be paid with such proceeds. Borrower shall not make a request for disbursement from the Replacement Reserve Subaccount more frequently than once in any calendar month and the total amount of any request shall not be less than $10,000 or a lesser amount if such disbursement will be the last disbursement from the Replacement Reserve.
      MarchFirst Reserve.
        With respect to the MarchFirst Space, Borrower shall cause that certain Post Closing Agreement, dated as of May 18, 2001 (the "Post Closing Agreement"), by and among Tishman Speyer/Travelers Real Estate Venture, L.P., as guarantor (the " Tishman Guarantor"), TST 233 N. Michigan, L.L.C., as seller and Parkway Properties, LP, as purchaser to be collaterally assigned to Lender as additional security for the Loan.

        Borrower shall also, on the Closing Date, provide to Lender an irrevocable, freely transferable standby letter of credit, entitling Lender to draw thereon in New York, New York, issued by a domestic Approved Bank for the benefit of Lender and its successors and assigns (collectively, as "L/C Beneficiary"), in the amount of Seven Million Dollars ($7,000,000; the "Minimum L/C Amount")(as the same may be amended and together with any replacements or substitutes, as increased from time to time, the "Initial MarchFirst Letter of Credit"). The MarchFirst Letter of Credit, together with any cash proceeds resulting from a draw by L/C Beneficiary on the MarchFirst Letter of Credit pursuant to the terms of Section 41(c)(v) hereof, shall constitute additional security for the Loan. The Initial MarchFirst Letter of Credit shall be for a two year term and be renewable by the Borrower on an annual basis thereafter as provided herein. Borrower hereby covenants that Borrower shall, no later than forty-five (45) days prior to the expiration of the Initial MarchFirst Letter of Credit, renew the Initial MarchFirst Letter of Credit and provide L/C Beneficiary with either an amendment to the Initial MarchFirst Letter of Credit evidencing such renewal or a replacement of the Initial MarchFirst Letter of Credit (the "Replacement MarchFirst Letter of Credit", and together with the Initial MarchFirst Letter of Credit, the "MarchFirst Letter of Credit"). Borrower hereby further covenants that Borrower shall, on an annual basis through and until the Maturity Date (unless an earlier L/C Termination Event (as hereinafter defined) occurs), no later than forty-five (45) days prior to the expiration of the then current MarchFirst Letter of Credit, renew such MarchFirst Letter of Credit and provide L/C Beneficiary with either an amendment to such MarchFirst Letter of Credit evidencing such renewal or a replacement of such MarchFirst Letter of Credit. Failure by Borrower to renew the MarchFirst Letter of Credit within the time periods specified herein shall result in an immediate Event of Default under the Loan and shall be a recourse obligation of the Guarantor.
        In the event that the Tishman Guarantor is released from any of its obligations under the Post Closing Agreement pursuant to the arbitration provisions thereof, Borrower shall immediately notify L/C Beneficiary of the same and within two (2) Business Days of delivery of such notice to L/C Beneficiary, Borrower shall be required to increase the amount of the MarchFirst Letter of Credit in an amount, to be determined by L/C Beneficiary in its reasonable discretion, which is equivalent, on a dollar-to-dollar basis, to that amount for which the Tishman Guarantor's obligations under the Post-Closing Agreement have been terminated, up to an aggregate additional total of no more than Seven Million Dollars ($7,000,000) resulting in a aggregate maximum total of Fourteen Million Dollars ($14,000,000; the "Maximum L/C Amount").
        The MarchFirst Letter of Credit shall be released, in its entirety, to Borrower (the "L/C Termination Event") at such time as Borrower's underwritten net cash flow, measured on a 12-month trailing basis, based on all existing and other tenants and Qualified Tenants as reflected on a certified rent roll for the Mortgaged Property, is equal to, or exceeds, Fourteen Million One Hundred Twenty Eight Thousand Dollars ($14,128,000; the "NCF Threshold") for two consecutive calendar quarters (the "MarchFirst Evaluation Period"), as determined by L/C Beneficiary in its sole discretion; provided, however, that the six (6) month test period herein described may run concurrent to MarchFirst Test Period.
        Lender shall be entitled to draw on the MarchFirst Letter of Credit (x) at any time after the occurrence and during the continuance of an Event of Default under the Loan, or (y) if Borrower fails to pay the entire debt evidenced by the Note and secured by this Mortgage, on or prior to, the Maturity Date, or (z) if Borrower fails to renew the MarchFirst Letter of Credit on an annual basis, through and until the Maturity Date (unless an L/C Termination Event has occurred), in accordance with the terms and provisions of Section 41(c)(ii) hereof.
        Any fees due and payable as a result of a transfer of the MarchFirst Letter of Credit from the L/C Beneficiary to any permitted successor and assign shall be due and payable, in their entirety, by the Borrower.
  ARTICLE

  DEFEASANCE AND DEFEASANCE COLLATERAL

  42. Defeasance.

      Provided that all of the conditions set forth in Section 42(b) are complied with, Lender hereby agrees that, in connection with a refinancing of the Loan or otherwise, Borrower shall have the right to defease the indebtedness evidenced by the Note upon satisfaction of the following:

      (i) the execution and delivery of a defeasance note (the "Defeasance Note"), in form and substance reasonably acceptable to Lender, dated as of the date of the defeasance, payable to the Person providing the new financing (the "New Lender"), in an amount equal to the outstanding principal balance of the Note, together with an endorsement of such Defeasance Note in favor of Lender

      (ii) the execution and delivery of a security agreement (the "Defeasance Security Agreement"), in form and substance reasonably acceptable to Lender, dated as of the date of the defeasance, in favor of the New Lender, pursuant to which the New Lender is granted a perfected first priority security interest in the Defeasance Collateral, together with an assignment of the Defeasance Security Agreement in favor of Lender;

      (iii) the execution and delivery of appropriate agreements and/or instruments, each in form and substance reasonably acceptable to Lender, pursuant to which the obligations and liabilities of Borrower under the Defeasance Note and the Defeasance Security Interest are assumed by a new entity which satisfies all applicable requirements of the "Borrower" under this Mortgage and the other Loan Documents (including, without limitation, the requirements of a Single Purpose Entity); and

      (iv) the execution and delivery of appropriate agreements and/or instruments, each in form and substance reasonably acceptable to Lender, pursuant to which the interest and rights of Lender under the Note and this Mortgage are assigned to the New Lender.

      (b) With respect to any assignment of the Lender's interest and rights under the Note and this Mortgage to any other Person pursuant to Section 42(a) hereof and other than in connection with a total repayment within three (3) months prior to or on the Anticipated Repayment Date (a "Defeasance"), it being understood that Lender shall assign the Note and this Mortgage to the New Lender in connection with such total repayment within such three (3) month period without the requirement of compliance with this Section 42, the Borrower shall deposit Defeasance Collateral in accordance with Section 42(b)(ii) below to the Defeasance Collateral Account. In no event shall the deliverance of Defeasance Collateral cause the Borrower to be released from its obligations to make payments of principal and interest on the Note. Defeasance shall be permitted at such time as all of the following events shall have occurred:

        the Defeasance Collateral Account shall have been established pursuant to Section 42(e) hereof;

        Borrower shall have delivered or caused to have been delivered to Lender the Defeasance Collateral for deposit into the Defeasance Collateral Account such that it will satisfy the Defeasance Collateral Requirement at the time of delivery and all such Defeasance Collateral, if in registered form, shall be registered in the name of Lender or its nominee (and, if registered in nominee name endorsed to Lender or in blank) and, if issued in book-entry form, the name of Lender or its nominee shall appear as the owner of such securities on the books of the Federal Reserve Bank or other party maintaining such book-entry system;
        Borrower shall have granted or caused to have been granted to Lender a valid perfected first priority security interest in the Defeasance Collateral and all proceeds thereof;
        Borrower shall have delivered or caused to be delivered to Lender an Officers' Certificate, dated as of the date of such delivery (x) that sets forth the aggregate face amount or unpaid principal amount, interest rate and maturity of all such Defeasance Collateral, a copy of the transaction journal, if any, or such other notification, if any, published by or on behalf of the Federal Reserve Bank or other party maintaining a book-entry system advising that Lender or its nominee is the owner of such securities issued in book-entry form, and (y) to the following effect that states that:

        (A) Borrower owns the Defeasance Collateral being delivered to Lender free and clear of any and all Liens, security interests or other encumbrances (other than the Defeasance Security Agreement), and has not assigned any interest or participation therein (or, if any such interest or participation has been assigned, it has been released), and Borrower has full power and authority to pledge such Defeasance Collateral to Lender;

        (B) such Defeasance Collateral consists solely of Defeasance Eligible Investments;

        (C) such Defeasance Collateral satisfies the Defeasance Collateral Requirement, determined as of the date of delivery;

        (D) the Defeasance contemplated hereby will not give rise to an Event of Default; and

        (E) the information set forth in the schedule attached to such Officers' Certificate is correct and complete as of the date of delivery (such schedule, which shall be attached to and form a part of such Officers' Certificate, shall demonstrate satisfaction of the requirement set forth in clause (B) above, in a form reasonably acceptable to Lender);

        Borrower shall have delivered or caused to be delivered to Lender such other documents and certificates as Lender may reasonably request, including Opinions of Counsel, in connection with demonstrating that Borrower has satisfied the provisions of this Section 42(b).

  (c) For purposes of determining whether sufficient amounts of Defeasance Collateral are on deposit in the Defeasance Collateral Account, there shall be included only payments of principal and predetermined and certain income thereon (determined without regard to any reinvestment of such amounts) that will occur on a stated date for a stated payment on or before the dates when such amounts may be required to be applied to pay the principal and interest when due on the Note through and including the Anticipated Repayment Date, if Defeasance occurs prior thereto, or the Maturity Date, if Defeasance occurs after the Anticipated Repayment Date, together with the outstanding principal balance of the Note as of the Anticipated Repayment Date or the Maturity Date respectively.

  (d) Upon or after the delivery of Defeasance Collateral in accordance with Section 42(b) hereof and the satisfaction of all other conditions provided for in this Section 42, Lender shall effectuate the following: the interest of Lender in this Mortgage and the Note shall be assigned as contemplated by Section 42(a); provided, that such assignment shall be without recourse to Lender (except as contemplated hereby) and without any representation or warranty except that Lender shall be deemed to have represented that such assignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents relating to the Property and Lender shall return the originals of any Loan Documents that relate solely to the Property to the New Lender.

  (e) On or before the date on which Borrower delivers Defeasance Collateral to Lender pursuant to Section 42(b) hereof, Borrower shall open at any Approved Bank or Banks (or other bank subject to the next sentence hereof) at the time and acting as custodian for Lender, a defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account (as defined in the Cash Collateral Agreement), in which Borrower shall grant to Lender or reconfirm the grant to Lender of a security interest. Should Borrower open the Defeasance Collateral Account at a bank or banks other than an Approved Bank, such Defeasance Collateral Account must be maintained as a segregated trust account. The Defeasance Collateral Account shall contain (i) all Defeasance Collateral delivered by Borrower pursuant to Section 42(b) hereof, (ii) all payments received on Defeasance Collateral held in the Defeasance Collateral Account and (iii) all income or other gains from investment of moneys or other property deposited in the Defeasance Collateral Account, provided, however, that (x) any sums earned on any Defeasance Collateral, which sums were not included in the determination of the Defeasance Collateral Requirement, shall be paid monthly by Lender into the Operating Account to be held in accordance with the Cash Collateral Agreement, and (y) any sums earned on any Defeasance Collateral representing the difference between the assumed interest on the Note at the Default Rate and the lesser, if applicable, of the actual interest on the Note for the quarter prior to the preceding due date shall be paid quarterly to the Operating Account. All such amounts, including all income from the investment or reinvestment thereof, shall be held by Lender, subject to withdrawal by Lender for the purposes set forth in thi s Section 42. Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return.

  (f) Lender shall withdraw, draw on or collect and apply the amounts that are on deposit in the Defeasance Collateral Account to pay when due the principal and all installments of interest and principal on the Defeasance Note. Funds and other property in the Defeasance Collateral Account shall not be commingled with any other monies or property of Borrower or any Affiliate of Borrower. Lender shall not in any way be held liable by reason of any insufficiency in the Defeasance Collateral Account .

  (g) Borrower and Lender shall enter into any appropriate amendments to the Cash Collateral Agreement and the other Loan Documents necessitated by a Defeasance of the Loan, such amendments to be in form and substance acceptable to both Borrower and Lender.

  ARTICLE

  ILLINOIS PROVISIONS

  43. Illinois Provisions. Notwithstanding anything to the contrary elsewhere in this Mortgage:

      Illinois Responsible Property Transfer Act. Borrower represents and warrants to Lender that none of the Property falls within the definition of "real property" set forth in the Illinois Responsible Property Transfer Act of 1988, 765 ILCS 90/1 et seq. (as amended, the "IRPTA") and no disclosure statement is required to be filed thereunder as a consequence of any transaction related to this Mortgage. If at any time any Property becomes subject to IRPTA and the disclosure requirements thereunder, the Borrower shall promptly comply with such requirements.
      Waiver of Right of Redemption and Reinstatement. In addition to the provisions of Section 20(n) hereof, Borrower hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from judgment, as allowed under Section 15-1601(b) of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et seq.), as amended from time to time (the "IMFL"), and any and all rights of reinstatement under Section 15-1602 of IMFL, on its own behalf, on behalf of all Persons claiming or having an interest (direct or indirect) by, through or under Borrower and on behalf of each and every Person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption and reinstatement of Property and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Borrower shall not invoke or use any such law or laws or otherwise hinder, delay or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Lender, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted. Borrower acknowledges that the Property does not contain agricultural real estate, as said term is defined in Section 15-1201 of IMFL, or residential real estate, as said term is defined in Section 15-1219 of IMFL.
      Compliance with Illinois Mortgage Foreclosure Law.
        If any provision in this Mortgage shall be inconsistent with any provision of IMFL, the provisions of IMFL shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with IMFL.
        If any provision of this Mortgage shall grant to Lender any rights or remedies upon default of the Borrower which are more limited than the rights that would otherwise be vested in Lender under IMFL in the absence of said provision, Lender shall be vested with the rights granted in IMFL to the full extent permitted by law.
        Without limiting the generality of the foregoing, all expenses incurred by Lender to the extent reimbursable under Sections 15-1510 and 15-1512 of IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in Section 18, or elsewhere in this Mortgage, shall be added to the Obligations secured by this Mortgage or by the judgment of foreclosure.
      Rights of Tenants; Option of Lender to Subordinate. Lender shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a Decree of Foreclosure and Sale subject to the rights of any Tenant or Tenants of the Mortgaged Property having an interest in the Mortgaged Property prior and superior to that of Lender. The failure to join any such Tenant or Tenants of the Mortgaged Property as party defendant or defendants in any such civil action or the failure of any Decree of Foreclosure and Sale to foreclose their rights shall not be asserted by Borrower as a defense in any civil action instituted to collect the Obligations secured hereby, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Mortgaged Property, any statute or rule of law at any time existing to the contrary notwithstanding. At the option of Lender, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any award in condemnation) to any and all Leases of all or any part of the Property upon the execution by Lender and recording thereof, at any time hereafter, in the Office of the Recorder of Deeds in and for the county wherein the Property is located, of a unilateral declaration to that effect.
      Relationship of the Lender and Borrower. Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any tenant, subtenant, operator, concessionaire or licensee of Borrower in the conduct of their respective businesses, and without limiting the foregoing, Beneficiary shall not be deemed to be such partner, joint venturer, agent or associate on account of Lender becoming a "mortgagee in possession" or exercising any rights pursuant to this Mortgage or any of the other Loan Documents.
      Subordination of Manager's Lien and Real Estate Broker's Lien. Any property management agreement for the Property entered into by Borrower with a property manager shall contain a "no lien" provision whereby the property manager waives and releases any and all mechanics, lien rights that the property manager or anyone claiming by, through or under the property manager may have pursuant to the Illinois Mechanics Lien Act, 770 ILCS 6011 et seq. Such property management agreement or a short form thereof shall, at Lender's request, be recorded with the Recorder of Deeds of the county where the Property is located. In addition, Borrower shall cause the property manager to enter into a subordination of management agreement with Lender, in recordable form, whereby the property manager subordinates its present and future lien rights, and those of any party claiming by, through or under the property manager, to the lien of this Mortgage. Any agreement entered into hereafter by Borrower or any agent of Borrower with any "broker," as defined in the Real Estate License Act of 1983, 225 ILCS 455/1 et seq., for the purpose of selling, leasing or otherwise conveying an interest in the Property shall contain a "no lien" provision whereby such broker waives and releases any and all lien rights that such broker or anyone claiming by, through or under such broker may have pursuant to the Commercial Broker Lien Act, 770 ILCS 15/1 et seq. Borrower shall cause such broker to enter into a subordination agreement with Lender, in recordable form, whereby such broker subordinates its present and future lien rights, and those of any party claiming by, through or under such broker, to the Lien of this Mortgage.
      Lender's Option Regarding Enforcement of Security Interest in Personal Property. Upon an Event of Default occurring, Lender, as the secured party under Section 10 of this Mortgage, may, at its sole option and in its sole discretion, proceed against the portions of the Property subject to the UCC under Part 5 of the Uniform Commercial Code, 810 ILCS 9-501 et seq., or may, pursuant to 810 ILCS 9-501(4), proceed against both the real property covered by this Mortgage and the portions of the Property subject to the UCC together, in accordance with Lender's rights and remedies under this Mortgage and the other Loan Documents and pursuant to IMFL.
      Expenses.
        Notwithstanding any provision to the contrary in this Mortgage, Borrower shall pay all expenses, charges, costs and fees relating to or necessitated by the terms of this Mortgage or the Note, including without limitation, Lender's attorneys' fees in connection with the negotiation, documentation, administration, servicing and enforcement of this Mortgage and the Note, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided Borrower shall not be required to pay any income or franchise taxes of Lender), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage and the Note. Borrower recognizes that, during the term of this Mortgage, Lender:
          May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors' arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which Lender shall be a party by reason of the Loan Documents or in which the Loan Documents or the Property, or any portion thereof, are involved directly or indirectly;
          May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;
          May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, Lender's taking possession of and managing the Mortgaged Property, which event may or may not actually occur;
          May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;
          May enter into negotiations with Borrower or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Mortgaged Property, the assumption of liability for any of the Obligations secured hereby or the transfer of the Mortgaged Property in lieu of foreclosure; or
          May enter into negotiations with Borrower or any of its agents, employees or attorneys pertaining to Lender's approval of actions taken or proposed to be taken by Borrower which approval is required by the terms of this Mortgage .
        All expenses, charges, costs and fees described in this paragraph (h) shall be so much additional indebtedness secured hereby, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by Borrower forthwith upon demand.

      Consent to Appointment of Receiver. Without limiting the generality of any other provisions of this Mortgage, Borrower hereby and in accordance with the provisions of Sections 15-1701, 1702 and 1703 of the IMFL, expressly authorizes and consents to the placing of the Lender in possession and the appointment of a receiver in the manner permitted thereunder.
      Use of Proceeds. Borrower hereby represents and agrees that the proceeds of the Note secured by this Mortgage shall be used for business purposes and that the indebtedness secured hereby constitutes a business loan. Borrower represents and agrees that the obligations secured hereby: (i) constitute a business loan which comes within the purview of subparagraph (1)(c) of Section 4, and a loan secured by a mortgage on real estate which comes within the purview of subparagraph (1)(l) of Section 4, of "An Act in relation to the rate of interest and other charges in connection with sales on credit and the lending of money", approved May 24, 1979, as amended (Ill. Rev. Stats., 1981 ed., Ch. 17, Sec. 6404 (1)(c) and 6405(1)(l)) and (ii) are exempted from transactions under the Truth-in-Lending Act, 15 U.S.C. 1601, et seq.
      Maximum Amount Secured by this Mortgage. The maximum amount of indebtedness secured by this Mortgage is $212,000,000.
  ARTICLE

  SECURITIZATION AND PARTICIPATION

  44. Sale of Note and Securitization. At the request of Lender (but not its assigns) and, to the extent not already required to be provided by Borrower under this Mortgage, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and this Mortgage, including:

        provide such financial and other information with respect to the Property, Borrower and its affiliates, the Property Manager and any Tenants of the Property (to the extent available), (ii) provide business plans and budgets relating to the Property and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (all information provided pursuant to this Section 44(a), together with all other information heretofore provided to Lender in connection with the Loan or hereafter provided to Lender in connection with the Loan or a Securitization, being herein collectively called the "Provided Informatio n"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors, engineers or appraisers or Opinions of Counsel;
      cause independent counsel to render opinions as to fraudulent conveyance and true sale or any other opinion customary in securitization transactions with respect to the Property and Borrower and its affiliates, including, without limitation, a Nonconsolidation Opinion and a 10b-5 Opinion, which counsel and opinions shall be reasonably satisfactory to the Lender and the Rating Agencies and which shall be addressed to such Persons as shall be designated by the Lender. For purposes hereof, "10b-5 Opinion" shall mean an Opinion of Counsel regarding the absence of any misstatement of a material fact, or the omission to state a material fact, in any materials provided by the Borrower to the Lender in connection with the origination of the Loan. Borrower's failure to deliver the opinions required hereby within such ten (10) Business Day period shall constitute an "Event of Default" hereunder;
      make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, the Property Manager and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the Lender or the Rating Agencies, including the representations and warranties made in the Loan Documents; and
      execute such amendments to the Loan Documents and Borrower's organizational documents, as may be reasonably requested by the Lender or the Rating Agencies or otherwise to effect the Securitization, provided, that nothing contained in this subsection (d) shall result in any material adverse economic or other material adverse impact on Borrower (as determined by Borrower in its reasonable discretion), or otherwise result in any material adverse effect on Borrower's rights and obligations hereunder, and Lender shall reimburse Borrower within ten (10) days after written demand therefor for any out-of-pocket expenses incurred by Borrower as a result of or in connection with any attempted or successful Securitization, except that Borrower shall bear the fees and expenses of counsel in connection with a one-time delivery of the 10b-5 Opinion.

      45. Cooperation with Rating Agencies. In the event this Loan becomes an asset of a Securitization underwritten by Lender or any of its Affiliates, Borrower, prior to such Securitization, shall implement any and all operations and maintenance plans recommended for asbestos or other environmental matters recommended in any environmental report and complete all surveys in connection therewith; provided, however, that nothing contained in this Section 45 shall limit the obligations of Borrower contained in this Mortgage or the other Loan Documents. In addition, Borrower shall use its reasonable efforts to (i) gather any environmental information required by the Rating Agencies in connection with such a securitization, (ii) at Lender's request, meet with representatives of such Rating Agencies to discuss the business and operations of the Mortgaged Property, and (iii) cooperate with the requests of the Rating Agencies in connection with all of the foregoing as well as in connection with all other matters, including, without limitation, entering into any amendments or modifications to this Mortgage or to any other Loan Document as may be required by the Rating Agencies, provided such amendments or modifications do not materially increase Borrower's obligations or materially decrease Borrower's rights under any of the Loan Documents.

      46. Securitization Financial Statements. Borrower covenants and agrees that, upon Lender's written request therefor in connection with a securitization in which this Mortgage is to be included as an asset, such Borrower shall, at Borrower's sole cost and expense, promptly deliver audited financial statements and related documentation prepared by an independent certified public accountant that satisfy applicable federal securities law requirements for use in a Disclosure Document (as hereinafter defined) (which may include up to five (5) years of historical audited financial statements to the extent in Borrower's possession).

      47. Securitization Indemnification.

      Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus, a private placement memorandum or a public registration statement (each, a " Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will reasonably cooperate with the Lender in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.
      In connection with each of (x) a preliminary and a private placement memorandum or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide an indemnification certificate:
        certifying that such Borrower has examined those portions of such memorandum or prospectus, as applicable, pertaining to such Borrower, the Property and the Loan including applicable portions of the sections entitled "Special Considerations", "Description of the Mortgages", "Description of the Mortgage Loans and Mortgaged Properties", "The Manager", "The Borrower" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections reasonably requested and pertaining to Borrower, the Properties or the Loan) insofar as such sections relate to Borrower, the Managing Members, the Property Manager or the Mortgaged Property do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;
        indemnifying Lender and the affiliates of Deutsche Bank Securities Inc. (collectively, "DBS") that have filed the Disclosure Document relating to the Securitization and each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls DBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "DBS Group"), and DBS, together with the DBS Group and each of their respective directors and each person who controls DBS or the DBS Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the " Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which any member of the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the information supplied by Borrower applicable to Borrower, the Property or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections or in light of the circumstances under which they were made, not misleading; and
        agreeing to reimburse the Underwriter Group for any legal or other expenses reasonably incurred by the Underwriter Group in connection with investigating or defending the Liabilities. Borrower's Liability under subparagraphs (i) and (ii) above and this subparagraph (iii) shall be limited to Liabilities arising out of or based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of those portions of the memorandum or prospectus pertaining to Borrower, the Property or the Loan or in connection with the underwriting of the debt, including financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.
      In connection with filings under the Exchange Act, Borrower agrees to (i) indemnify Lender, DBS Group and the Underwriter Group for any Liabilities to which Lender, the DBS Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender or DBS for any legal or other expenses reasonably incurred by Lender and DBS in connection with defending or investigating the Liabilities.
      Promptly after receipt by an indemnified party under this Section 47 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 47, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 47 of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.
      In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 47 is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under this Section 47 the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the DBS Group's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the preceding consideration.

      48. Retention of Servicer. Lender reserves the right to retain a servicer to act as its agent hereunder with such powers as are specifically delegated to the servicer by Lender, whether pursuant to the terms of this Mortgage, the Cash Collateral Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Lender has advised Borrower that the servicer initially retained by Lender shall be Midland Loan Services, L.P., and until payment in full of the principal of and interest on the Loan and all other amounts payable by Borrower hereunder, Borrower will pay to the servicer a standard, ongoing loan servicing fee equal to two (2) basis points per annum of the initial Loan Amount, payable in monthly installments, in addition to the interest on the Note. Borrower shall also pay any fees and expenses of the servicer in connection with a prepayment, release of the Property, assumption or modification of the Loan or enforcement of the Loan Documents to the extent such fees and expenses would otherwise be payable to Lender pursuant to the terms of the Loan Documents.

      49. Assignments and Participations.

      Lender may without cost or expense to Borrower, and subject to the provisions of this Section 49, assign to one or more Persons all or a portion of its rights and obligations under this Mortgage and the other Loan Documents (including, without limitation, all or a portion of the Note); provided that the parties to each such assignment shall execute and deliver to Lender, for its acceptance and recording in the Register, an Assignment and Acceptance.
      Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Lender, as the case may be, hereunder and (ii) Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Mortgage and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender's rights and obligations under this Mortgage and the other Loan Documents, Lender shall cease to be a party hereto).
      By executing and delivering an Assignment and Acceptance, Lender and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Mortgage or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or mortgage created or purported to be created under or in connection with, this Mortgage or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Mortgage, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Mortgage and the other Loan Documents; (v) such assignee appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the loan Documents as are delegated to Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; (vi) such assignee agrees that is will perform, in accordance with their terms, all of the obligations which by the terms of this Mortgage and the other Loan Documents are required to be performed by Lender, and (vii) unless otherwise notified in writing by Lender, Borrower shall be entitled to treat Lender as agent for all such assignees and Borrower shall not be obligated to act or refrain from acting on instructions or demands received from such assignees.
      Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lender and each assignee pursuant to this Section 49 and the principal amount of the Loan owing to each such assignee from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Borrower or any assignee pursuant to this Section 49 at any reasonable time and from time to time upon reasonable prior notice.
      Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Note or Notes subject to such assignment, Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at its own expense, shall execute and deliver to Lender in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Note to the order of Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note.
      Each assignee pursuant to this Section 49 may sell participations to one or more Persons (other than Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Mortgage and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such assignee's obligations under this Mortgage and the other Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Note for all purposes of this Mortgage and the other Loan Documents, and (iv) Borrower, Lender and the assignees pursuant to this Section 49 shall continue to deal solely and directly with such assignee in connection with such assignee's rights and obligations under this Mortgage and the other Loan Documents.
      Any assignee pursuant to this Section 49 may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 49, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such assignee by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it from such assignee.
      Notwithstanding any other provision set forth in this Mortgage or any other Loan Document, any assignee pursuant to this Section 49 may at any time create a Mortgage in all or any portion of its rights under this Mortgage or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(i) In connection with any assignment or participation pursuant to this Section 49, Borrower agrees that it shall, upon request, reasonably cooperate with Lender in connection with any request by Lender to sever the Note into two (2) or more separate substitute notes in an aggregate principal amount equal to the Principal Amount, including, without limitation, by executing and delivering to Lender new substitute notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements, provided that Borrower shall bear no costs or expenses in connection therewith (other than nominal costs and expenses). Any such substitute notes may have varying principal amounts and economic terms, provided, however, that (i) the anticipated repayment date of any such substitute note shall be the same as the Anticipated Repayment Date under the Note immediately prior to the issuance of such substitute notes, and (ii) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Borrower. No such further action, assurances and confirmations shall increase Borrower's obligations or reduce Borrower's rights under the Note or any other Loan Document. Further, in connection with any assignment or participation pursuant to this Section 49, Borrower shall reasonably co-operate, and shall cause Manager to reasonably co-operate, with any request by Lender for additional information relating to Borrower, Manager and/or the Property and, subject to the rights of Tenants under their Leases, shall permit Lender and any potential assignee or participant to inspect the Property at all reasonable times and upon reasonable prior verbal notice.

50. Rating Agency Monitoring. If the Loan is the subject of a Securitization, until the Obligations are paid in full, Borrower shall provide the Rating Agencies with all financial reports required hereunder and such other information as it shall reasonably request, including copies of any notices delivered to and received from Lender hereunder, to enable it to continuously monitor the creditworthiness of Borrower and to permit an annual surveillance of the implied credit rating of certain securities secured by a pledge of the Notes, provided that Borrower shall not be responsible for the payment of any Rating Agency monitoring fees in connection therewith.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Mortgage has been duly executed by Borrower and Lender on the date first hereinabove written.

                                                                                    PARKWAY 233 NORTH MICHIGAN, LLC, a

                                                                                     Delaware limited liability company

                                                                                     By: Parkway 233 North Michigan Manager, Inc.,

                                                                                           a Delaware corporation, its managing mem-

                                                                                           ber

                                                     By: _________________________

                                                            Name:  Marshall A. Loeb

                                                            Title:  Senior Vice President, Chief Financial

                                                            Officer and Secretary

           By: _________________________

                 Name: James M. Ingram

                 Title:  Senior Vice President

STATE OF __________ )

) ss.

COUNTY OF ________ )

On the ____ day of __________ in the year 2001 before me, the undersigned, a notary public in and for said state, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal] My commission expires:

STATE OF __________ )

) ss.

COUNTY OF ________ )

On the ____ day of __________ in the year 2001 before me, the undersigned, a notary public in and for said state, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal] My commission expires:

GERMAN AMERICAN CAPITAL

CORPORATION, a Maryland corporation

By: __________________________

Name:

Title: Vice President

By: __________________________

Name:

Title: Authorized Signatory

STATE OF NEW YORK )

) ss.

COUNTY OF NEW YORK )

On the ____ day of _________ in the year 2001 before me, the undersigned, a notary public in and for said state, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal] My commission expires:

STATE OF NEW YORK )

) ss.

COUNTY OF NEW YORK )

On the ____ day of ___________ in the year 2001 before me, the undersigned, a notary public in and for said state, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal] My commission expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

EXHIBIT B

SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

This SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this "Agreement"), is made as of the _____ day of ____________________, 20__, between GERMAN AMERICAN CAPITAL CORPORATION , a Maryland corporation, having an address at 31 West 52nd Street, 23rd Floor, New York, New York 10019, as assignee (together with its successors and assigns,"Lender"), _______________________, a ________________________, having an address ____________________________ ("Landlord ") and [TENANT] ("Tenant").

WHEREAS, Lender has agreed to make a loan to Landlord to be secured by a Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits (together with any UCC-1 Financing Statements in connection therewith, the "Security Instrument"), as well as by a separate Assignment of Leases, Rents and Security Deposits (the "Assignment"; the Assignment and the Security Instrument, as the same may hereafter be amended, modified, extended, consolidated, severed, spread, increased, replaced or supplemented, are collectively referred to as the "Security Documents") covering Landlord's interest in the improvements and property having an address at 233 N. Michigan Avenue, Chicago, Illinois and more particularly described on Exhibit A attached hereto (the "Property"); and

WHEREAS, Tenant has entered into a certain lease, as the same may have been amended, modified or supplemented (the "Lease") dated , , with Landlord (or its predecessor), covering a certain portion of the Property (the "Premises"); and

WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding, with respect to the Lease and the Security Documents;

NOW, THEREFORE, in consideration of the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      Subordination. Subject to the provisions hereof, Tenant agrees that the Lease, as it may hereafter be amended from time to time, shall in all respects be, and is hereby expressly made, subject and subordinate at all times to the lien of the Security Documents and to all of the terms, conditions and provisions thereof and to all advances and/or payments made or to be made thereunder, as the same may hereafter be amended from time to time. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Documents.
      Attornment.
        In the event that Lender acquires or succeeds to the interests of Landlord under the Lease by reason of a foreclosure, deed-in-lieu of foreclosure or otherwise (collectively, a "Foreclosure"), Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease, except as provided in this Agreement, for the balance of the term thereof remaining, with the same force and effect as if Lender were Landlord. Tenant hereby agrees in such event to (i) attorn to Lender as its landlord on such terms, (ii) affirm its obligations under the Lease, and (iii) make payments of all sums thereafter becoming due under the Lease to Lender. Said attornment, affirmation and agreement is to be effective and self-operative without the execution of any further instruments upon Lender succeeding to the interests of Landlord under the Lease.
        Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or Lender, any instrument or certificate deemed to be necessary or appropriate to evidence such attornment.
        If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or abate the rent payable thereunder or to claim a partial or total eviction, Tenant shall not exercise such right until (i) it has given written notice of such act or omission to Landlord and Lender, (ii) Landlord fails to remedy such act or omission within the applicable time period stated in the Lease for effecting such remedy and (iii) a reasonable period for remedying such act or omission shall have elapsed following the failure of Landlord to effect such remedy and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord is entitled under the Lease or otherwise, after similar notice, to effect such remedy, plus two additional weeks). In the case of an act or omission which Lender undertakes to remedy but which cannot practicably be remedied by Lender without taking possession of the Premises (i) such reasonable period shall not commence until Lender has possession of the Premises and (ii) Lender shall proceed with reasonable diligence to obtain possession of the Premises, and upon obtaining such possession shall with reasonable diligence remedy such act or omission.
        From and after such attornment, Lender shall be bound to Tenant under all the terms, covenants and conditions of the Lease; provided, however, Lender shall not be:
            obligated to cure any defaults under the Lease of any prior landlord (including Landlord) which occurred prior to the date Lender obtained title to or possession of the Property;
            liable for any act or omission of any prior landlord (including Landlord) which occurred prior to the date Lender obtained title or possession of the Property;
            obligated to fund any security deposit unless actually received by Lender;
            bound by any amendment, modification or termination of the Lease unless such amendment, modification or termination was consented to in writing by Lender;
            subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or
            bound by any base rental or additional rental or advance payment of rent which Tenant paid for more than the current month to any prior landlord (including Landlord).
        Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender shall acquire title to the Premises by reason of a Foreclosure, Lender shall have no obligation, nor incur any liability, beyond Lender's then interest, if any, in the Property (including any title and casualty insurance proceeds and condemnation awards actually paid to Lender), and Tenant shall look exclusively to such interest of Lender in the Property for the payment and discharge of any obligations which may be imposed upon Lender hereunder or under the Lease.
      Non-Disturbance. Provided Tenant is not in default under the terms of the Lease beyond any applicable grace period and complies with this Agreement, Lender agrees that in the event Lender acquires title to the Property by reason of a Foreclosure, Tenant's possession and occupancy of the Premises and Tenant's rights and privileges under the Lease during the term thereof (including any renewal term) shall not be disturbed, subject to limitations or conditions set forth in this Agreement and Lender shall recognize the Lease and Tenant's rights hereunder. Subject to the limitations and conditions contained herein, Lender upon Foreclosure shall be deemed to be Landlord and shall assume the obligations of Landlord under the Lease thereafter arising or accruing.
      Notices.
        All notices, demands and requests (collectively the "Notices") required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given if personally delivered or delivered by a nationally recognized overnight courier or mailed by certified mail, return receipt requested, postage prepaid and shall be deemed delivered as of the date of such Notice if (i) delivered to the party intended; (ii) delivered to the then current address of the party intended, or (iii) rejected at the then current address of the party intended, provided such Notice was sent prepaid. The addresses of the parties are:

        If to Lender: German American Capital Corporation

        31 West 52nd Street

        New York, New York 10019

        Attention: General Counsel

        If to Tenant:

        Attention:

        If to Landlord:

        Attention:

        Upon at least ten (10) days prior written Notice, each party shall have the right to change its address to any other address within the United States of America.
      Miscellaneous. This Agreement (i) contains the entire agreement with respect to the subject matter hereof; (ii) may not be modified or terminated, nor may any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, administrators and assigns; and (iii) shall inure to the benefit of, and be binding upon, the parties hereto, and their successors and assigns (including, without limitation, (a) Tenant's permitted assignees and (b) any purchaser of the Property pursuant to a Foreclosure).
      Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

7. Counterparts. This Agreement can be executed in any number of counterparts, each copy of which shall be deemed an original.

IN WITNESS WHEREOF, Lender, Landlord and Tenant have executed this Agreement effective as of the day and year first above written.

GERMAN AMERICAN CAPITAL

CORPORATION

By:

Name:

Title:

By:

Name:

Title:

[TENANT]

By:

Name:

Title:

[LANDLORD]

By:

Name:

Title:

EXHIBIT A

Legal Description

EXHIBIT C

OPERATING AGREEMENTS

Those matters referred to in the final Lender's Title Insurance Policy issued by Lawyer's Title Insurance Corporation on the date of this Mortgage under its title number #00-05786

EXHIBIT D

PRIMARY TENANTS

NO.	TENANT
1.	General Services Administration
2.	United Healthcare Services, Inc.
3.	Young & Rubicam, Inc.
4.	Worldbook, Inc.
5.	CB Richard Ellis, Inc.
6.	CCC Information Services Group, Inc.
7.	The CIT Group, Inc.
8.	Seven Worldwide, Inc.
9.	BDO Seidman, LLP

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

Assignment and Acceptance

Reference is made to that certain Indenture of Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of May __, 2001 (as amended, supplemented or otherwise modified from time to time, the "Mortgage") between PARKWAY 233 NORTH MICHIGAN, LLC, a Delaware limited liability company ("Borrower"), and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland Corporation ("Lender") and that certain Promissory Note, dated as of May __, 2001 (the "Note"), by and between Borrower and Lender. Terms defined in the Mortgage and not otherwise defined herein are used herein with the same meaning.

The "Assignor" and the "Assignee" referred to on Schedule 1 attached hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Note and the Mortgage as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto of all rights and obligations under the Mortgage and the Note with respect to such interest. After giving effect to such sale and assignment, the amount of the Loan and the Note owing to the Assignee will be as set forth on Schedule 1 attached hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or mortgage created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or notes held by the Assignor and requests that the Lender exchange such Note or notes for a new note or notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto or new notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the principal amount Loan retained by the Assignor under the Note and the Mortgage, respectively, as specified on Schedule 1 attached hereto.

3. The Assignee (i) confirms that it has received a copy of the Note and the Mortgage, together with such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Lender or the Assignor based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Mortgage or the Note; (iii) appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Mortgage and the Note are required to be performed by it as an assignee of an interest therein.

4. Following the execution of this Assignment and Acceptance, it will be delivered to Lender for acceptance and recording by Lender. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 attached hereto.

5. Upon such acceptance and recording by Lender, as of the Effective Date, (i) the Assignee shall be a party to the Mortgage and the Note and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an assignee thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Mortgage and the Note.

6. Upon such acceptance and recording by Lender, from and after the Effective Date, Lender shall make all payments under the Mortgage and the Note or notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Mortgage and the Note or notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

* * *

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

As to the Loan in respect of which an interest is being assigned:

Percentage interest assigned: __________%

Aggregate outstanding principal amount of Loan assigned: $___________

Principal amount of Note payable to Assignee: $___________

Principal amount of Note payable to Assignor: $___________

Effective Date (if other than date of acceptance by Lender): __________ __, ____

[NAME OF ASSIGNOR], as Assignor

By: ____________________________

Name:

Title:

[NAME OF ASSIGNEE], as Assignee

By: ____________________________

Name:

Title:

Accepted _________ __, ____

[NAME OF MORTGAGEE]

By: _____________________

Name:

Title:

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

German American Capital Corporation,

its successors and assigns

31 West 52nd Street

New York, New York 10019

Re: 233 N. Michigan Avenue, Chicago, Illinois

Ladies and Gentlemen:

It is our understanding that Parkway Properties LP ("Parkway") is planning to acquire the above referenced building and German American Capital Corporation ("GACC") is about to make a loan to Parkway, as the purchaser/landlord, or successor-in-interest to the existing landlord under our lease, as evidenced by a loan agreement and secured by a mortgage on the captioned premises and, as a condition precedent thereof, Parkway and GACC have required this certification by the undersigned.

The undersigned, as tenant under that certain lease made with ______________, as landlord, dated ____________, which lease has been modified or amended as follows (list all modifications or amendments or, if none, so indicate) _ ______________________] (the "Lease"), hereby ratifies the Lease and certifies that:

    the undersigned entered into occupancy of the Premises described in the Lease on or about _____________;
    the Lease commencement date was ___________________;
    the square footage of the Premises described in the Lease is ______________;
    the fixed rental in the monthly amount of $_______________ has been paid by Tenant through ______________________;
    there are no rent abatements or free rent periods now or in the future [other than ____________________];
    the amount of the current monthly expense reimbursements (including, without limitation, Operating Expenses, Real Estate Taxes, etc.) due under the Lease is equal to $___________;
    the Lease is in full force and effect and, except as indicated above, has not been assigned, modified, supplemented or amended in any way and the undersigned has no notice of any assignment, pledge or hypothecation by the Landlord of the Lease or of the rentals thereunder;
    Tenant has not assigned, pledged, mortgaged, sublet, encumbered or otherwise transferred any of its interest under the Lease and has received no notice of any assignment, mortgage or encumbrance of the Lease by Landlord;
    a true and complete copy of the Lease (including all amendments, modifications, supplements, side letters, surrender, space reduction or rent abatement agreements applicable to such Lease) is attached hereto as Exhibit A;
    the Lease represents the entire agreement between the parties with respect to the above space in the above-mentioned building;
    the term of the Lease [, as extended by means of the exercise of certain options contained therein,] expires on _________________________;
    all construction and other obligations of a material nature to be performed by the Landlord under the Lease have been satisfied, and Tenant has accepted and occupied the leased premises, except as follows: (if none, so indicate);
    to the best of the undersigned's knowledge, any payments by the landlord to the undersigned for tenant improvements which are required under the Lease have been made;
    on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord and the undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease;
    the undersigned is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as follows: (if none, so indicate);
    no rental (including expense reimbursements), other than for the current month, has been paid in advance;
    the amount of the security deposit presently held under the Lease is $_________ (if none, so indicate);
    the rentals (including expense reimbursements), under the Lease have been paid through the month of ________________;
    the amount of outstanding leasing commissions is $_______________ (if none, so indicate);
    the Lease contains, and Tenant has, no outstanding options or rights of first refusal to purchase the leased premises nor any part of the real property of which the leased premise are a part.

This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by each of you and your successors and assigns and, if the mortgage loan becomes the subject of a securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer or such securities, and any servicer and/or trustee acting in respect of such securitization.

Very truly yours,

[INSERT NAME OF TENANT]

By: ________________________

Name:

Title:

EXHIBIT A

LEASE

SCHEDULE 1

Outstanding Tenant Improvement and Leasing Commissions

None

SCHEDULE 2

Deferred Maintenance and Replacement Items

None